SpectraSite International, Inc.


                                       and

          Transco Telecommunications Asset Development Company Limited


                                       and

                                EVER 1267 Limited
                  (to be renamed by the parties at Completion)









                                  JOINT VENTURE
                             SHAREHOLDERS' AGREEMENT

                                Table of Contents

Clause


1      Interpretation..........................................................1


2      Warranties..............................................................8


3      Conditions..............................................................9


4      Prior to Completion....................................................10


5      Completion.............................................................11


6      The Business of the Company............................................14


7      Property transfer matters..............................................15


8      Ample and Telink Acquisitions..........................................17


9      Installation of fibre optics...........................................17


10     Provision of services by Shareholders..................................17


11     Know-how...............................................................17


12     The Board and management...............................................18


13     Reserved matters.......................................................20


14     Budgets and financial information......................................21


15     Liability for Employees................................................22


16     Distribution policy....................................................22


17     Finance for the Company................................................23


18     Acquisitions...........................................................24


19     Transfers of Shares....................................................25


20     Deadlock...............................................................28


21     Put and Call Options...................................................30


22     Failure to transfer....................................................32


23     General................................................................32

24     Default................................................................33


25     Determination of Fair Value............................................36


26     Terms and consequences of transfers of Shares..........................37


27     Enforcement of rights..................................................39


28     Competition with the Business..........................................40


29     Public announcements...................................................42


30     Information, insurance, records, licences..............................42


31     Intellectual property rights...........................................43


32     Tax Matters............................................................43


33     Duration and termination...............................................44


34     Confidentiality........................................................45


35     Arbitration............................................................46


36     Notices................................................................47


37     Whole agreement and remedies...........................................48


38     General................................................................49


39     Governing law and submission to jurisdiction...........................51


THE FOLLOWNING SCHEDULES HAVE BEEN OMITTED, AND WILL BE FURNISHED SUPPLEMENTALLY
                        TO THE COMMISSION UPON REQUEST.


        SCHEDULE 1 List of Agreements and Documents...........................53


        SCHEDULE 2 Description of Know-how....................................54


        SCHEDULE 3 SpectraSite Warranties.....................................55


        SCHEDULE 4 List of Shareholder Reserved Matters.......................56


        SCHEDULE 5 Share Options Term Sheet...................................58


        SCHEDULE 6 Apportionment of Consideration provided by TadCo...........60

This Deed is made on 13 April 2000 between:

(1) SpectraSite International, Inc., corporation formed under the laws of the state of Delaware whose principal place of business is at 100 Regency Forest, Suite 400, Cary, North Carolina 27511, United States of America ("SpectraSite");

(2) Transco Telecommunications Asset Development Company Limited, a company incorporated in England and Wales with registered number 3956595 whose registered offices is at 100 Thames Valley Park Drive, Reading, Berkshire RG6 1PT ("TadCo");

(3) EVER 1267 Limited (to be renamed by the parties at Completion), a company incorporated in England and Wales with registered number 3922958 whose registered offices is at Cloth Hall Court, Infirmary Street, Leeds LS1 2JB, United Kingdom (the "Company").

Recitals:

(A) SpectraSite is a wholly owned subsidiary of SpectraSite Holdings, Inc., a Delaware corporation, which is in the business of providing outsourced antenna sites and network services to the wireless communications and broadcast industries in the United States and Canada.

(B) TadCo is a wholly owned subsidiary of BG Transco Holdings plc which in turn is a wholly owned subsidiary of BG Group plc. The principal business of BG Transco Holdings plc is the transportation of gas. The BG group operates a considerable number of properties in the United Kingdom many of which are thought to be potentially attractive locations for the deployment of wireless communications antennae.

(C) SpectraSite and TadCo have agreed to establish a joint venture company to carry on the business as more particularly described in Clause 6 which will provide antenna sites and network infrastructure services to operators of mobile and wireless communication networks in the United Kingdom and, through subsidiary companies, in Europe building upon the expertise of SpectraSite Holdings, Inc., and utilising the Properties and Apparatus to be contributed to the venture by TadCo and SpectraSite in accordance with the Site Transfer
       Agreement together with other properties and assets to be acquired in the future by the joint venture from third parties or contributed through related joint ventures.

(D) The Company was incorporated in England and Wales on 10 February 2000. As at the date of this Deed it has an authorised share capital of (pound)1,000 divided into 1,000 ordinary shares of (pound)1 each one of which has been issued at par to and is held by SpectraSite.

(E) This Deed inter alia sets out the terms on which SpectraSite and TadCo have agreed to subscribe for new shares in the Company which when issued will result in each holding 50 per cent of the issued share capital of the Company. This Deed also sets out the terms governing their relationship as shareholders in the Company.

It is agreed as follows:

1        Interpretation

       In this Deed (including the Recitals):

1.1      Definitions
                "Acceptance  Committee"  shall have the meaning  ascribed  to it in the Site  Transfer Agreement;

                "Acceptance Notice" shall have the meaning ascribed thereto in
                 Clause 19.5.1;

                "Acceptance Period" shall have the meaning ascribed to it in
                 Clause 19.4.1 ;

                "Acquirer" shall have the meaning ascribed to it in Clause
                 21.6.1 of this Deed;

                "Act" means the Companies Act 1985 as amended by the Companies
                 Act 1989;

                "A Director" means a director  appointed by the A Shareholder in
                accordance  with  the  Articles  and  "A  Directors"   shall  be
                construed accordingly;

                "agreed terms" means a document in the terms agreed between, and signed for identification by or on behalf of, SpectraSite and TadCo, respectively, as the same may be amended, added to or replaced from time to time by written agreement between the parties thereto or as otherwise set out in this Deed, a list of such documents in agreed terms is set out in Schedule 1;

                "Ample" means Ample Design Limited, a company incorporated in England and Wales with registered number 3055844 and having its registered office at 98 Lind Road, Sutton, Surrey SM1 4PL;

                "Apparatus" means any tower, mast, pole, equipment, housing or other structure used or adapted for use for the installation support and housing of any antennae, dishes, transceivers or other plant and equipment used for the purpose of conveying radio telecommunications signals by media including but not limited to radio and microwave;

                "Articles" mean the proposed new articles of association of the Company to be adopted by the Company in accordance with Clause
                5.3.4 and which shall give effect to the Shareholders' rights set out in this Deed;

                "A Shareholder" means the registered holders of A Shares;

                "A Shares" mean the ordinary shares of (pound)1 each designated as A Shares in the capital of the Company;

                "Associated  Company"  means  a  holding  company,   subsidiary,
                subsidiary undertaking or fellow subsidiary or subsidiary undertaking or any other subsidiaries or subsidiary undertakings of any such holding company;

                "Audited Accounts" mean the report and audited accounts of the Company and, if applicable, the audited consolidated accounts of the Group for the financial period ending on the relevant balance sheet date;

                "B Director" means a director  appointed by the B Shareholder in
                accordance  with  the  Articles  and  "B  Directors"   shall  be
                construed accordingly;

                "B Shareholder" means the registered holder of B Shares;

                "B Shares" mean the ordinary shares of (pound)1 each designated as B Shares in the capital of the Company;

                "BG Group" means BG Group plc (or any successor to BG Group plc as the ultimate parent company of Transco) and each of its subsidiary undertakings from time to time;

                "BGPH" shall have the meaning ascribed to it in Clause 7.3;

                "Bid Notice" shall have the meaning ascribed to it in Clause
                20.4.1 of this Deed;

                "Bid Price" shall have the meaning ascribed to it in Clause 20.4.1(i) of this Deed;

                "Board" means the board of directors of the Company or an authorised committee of the Board;

                "Business" means the business of the Company as defined in Clause 6.1.1;

                "Business Day" means a day (except a Saturday or Sunday) on which clearing banks in London are open for business;

                "Business Plan" means the Initial Business Plan and any subsequent business plan for the Group comprising an annual budget and five year rolling business plan prepared annually by the Company and approved by the Shareholders;

                "CEO" shall have the meaning ascribed to it in Clause 12.1.1 of this Deed;

                "CFO" shall have the meaning ascribed to it in Clause 12.2.1 of this Deed;

                "CGT Group" means a group of companies as defined in Section 170 of TCGA 1992;

                "Chairman" means the Chairman of the Board from time to time;

                "Change of Control Call Option" shall have the meaning ascribed to it in Clause 21.2 of this Deed;

                "Change of Control Put Option" shall have the meaning ascribed to it in Clause 21.2 of this Deed;

                "Code"   means   the   Telecommunications   Code  set  out  in
                Schedule   2  to  the Telecommunications Act 1984;

                "Completion" means the transactions and matters provided for under Clause 5;

                "Completion Date" means the date on which Completion takes place pursuant to Clause 5.1.1 being no later than the date being 90 days after the date of this Deed;

                "Confidential Information" shall have the meaning ascribed to it in Clause 34.1 of this Deed;

                "Consortium Claim" means a consortium claim as defined in
                Section 402(3) ICTA;

                "Contracts" has the meaning given to it in the Site Transfer Agreement;

                "Control" means, in relation to a Shareholder, where a person (or persons acting in concert) acquires or agrees to acquire direct or indirect control (1) of the day to day affairs of the board of directors of that Shareholder, or (2) over more than 50 per cent of the total voting rights conferred by all the issued shares in the capital of that Shareholder which are ordinarily exercisable in general meeting or (3) control of the composition of the board of directors of that Shareholder. For these purposes "persons acting in concert", in relation to a Shareholder, are persons which actively co-operate, pursuant to an agreement or understanding (whether formal or informal) with a view to obtaining or consolidating Control of that Shareholder;

                "Deadlock Matter" shall have the meaning ascribed to it in Clause 20.1.2 of this Deed;

                "Deadlock Notice" shall have the meaning ascribed to it in Clause 20.2 of this Deed;

                "Defaulting Shareholder" shall have the meaning ascribed to it in Clause 24.1 of this Deed;

                "Default Notice" shall have the meaning ascribed to it in Clause
                 24.4 of this Deed;

                "De Minimis Business" means any business carried on by a person in any jurisdiction involving the ownership of telecommunications infrastructure assets, unless such ownership is for a wholly ancillary purpose;

                "Designated Representatives" shall have the meaning ascribed to it in Clause 20.1.2 of this Deed;

                "Directors" means the A Directors and the B Directors, and "Director" means any one of them;

                "Employing Shareholder" means the Shareholder who at the date of Notification is the employer of the Undisclosed Employee;

                "Employment Losses" means all losses, claims and reasonable legal costs;

                "Event of Default" shall have the meaning ascribed to it in
                 Clause 24.1 of this Deed;

                "Excluded Territories" shall have the meaning ascribed to it in Clause 28.3.1 of this Deed;

                "Facility" shall have the meaning ascribed to it in Clause 17.2; "Fair Value" means the value of the Shares calculated in accordance with Clause 25;

                "Green Lining" means the identification by TadCo of the Phase 1 Properties in accordance with Clause 9 of the Site Transfer Agreement;

                "Group" means the Company and its  subsidiaries  and its
                 subsidiary undertakings and "Group Company" means any one of them;

                "Holder Licence" has the meaning given to it in the Site
                 Transfer Agreement;

                "ICL Contract" means the contractual arrangements between Transco and any of its Associated Companies in force at the date of this Deed in respect of provision by ICL plc or any of its Associated Companies of PMR, maintenance and associated services;

                "ICL Property" shall have the meaning ascribed to it in Clause
                 5.7;

                "ICTA" means The Income and Corporation Taxes Act 1988;

                "Improvement" means any improvement in modification to or development of the Know-how and any new know-how or invention (whether patented, patentable or the subject of patent application or otherwise) relating to the Know-how;

                "Initial Business Plan" means the initial business plan for the Company to be agreed between SpectraSite and TadCo no later than two weeks prior to Completion;

                "Initiator" shall have the meaning ascribed to it in Clause 20.2 of this Deed;

                "Know-how" means the intellectual property relating to the know-how described in Schedule 2;

                "LCIA" means London Court of International Arbitration;

                "Licence of Know-how" means a perpetual, non-exclusive, royalty free licence of the Know-how;

                "Majority Call Option" shall have the meaning ascribed to it in Clause 21.1 of this Deed;

                "Majority Shareholding" shall have the meaning ascribed to it in Clause 21.1 of this Deed;

                "Minority Put Option" shall have the meaning ascribed to it in Clause 21.1 of this Deed;

                "Minority Shareholding" shall have the meaning ascribed to it in Clause 21.1 of this Deed;

                "Minority Shares" shall have the meaning ascribed to it in Clause 21.1 of this Deed;

                "Non-approved Acquisition" shall have the meaning ascribed to it in Clause 18.2 of this Deed;

                "Notice" shall have the meaning ascribed to it in Clause 36.1 of this Deed;

                "Notification" shall have the meaning ascribed to it in Clause 15.1(i) of this Deed;

                "Occupation Lease" shall have the meaning ascribed thereto in the Site Transfer Agreement;

                "Offer" shall have the meaning ascribed to it in Clause 19.3 of this Deed;

                "Ofgem" shall have the meaning ascribed thereto in Clause 7.7.4;

                "Option Date" shall have the meaning ascribed to in Clause
                 21.4.1 of this Deed;

                "Option Notice" shall have the meaning ascribed to it in Clause
                 21.3 of this Deed;

                "Option Price" shall have the meaning ascribed to it in Clause 21 of this Deed;

                "Options" shall have the meaning ascribed to it in Clause 21.3 of this Deed;

                "PGT Licence" means the public gas transporter licence treated as granted under Section 7 of the Gas Act 1986 (as amended) to Transco by which Transco is authorised to transport gas;

                "PMR" means private mobile radio;

                "Participation Right" shall have the meaning ascribed to it in Clause 5.4.2(iii) of this Deed;

                "Permitted Condition" means a bona fide material consent, clearance, approval or permission necessary to enable the relevant person to be able to complete a transfer of Shares under (1) its constitutional documents (2) the rules or regulations of any stock exchange or automated quotation system on which it or its parent company is quoted or (3) any governmental, statutory or regulatory body in those jurisdictions where that person carries on business and not being a condition which is within the power of that person to fulfil;

                "Phase 1 Property" shall have the meaning ascribed thereto in the Site Transfer Agreement;

                "Phase 2 Property" shall have the meaning ascribed thereto in the Site Transfer Agreement;

                "Potential Phase 1 Property" shall have the meaning ascribed thereto in the Site Transfer Agreement;

                "Potential Phase 2 Property" shall have the meaning ascribed thereto in the Site Transfer Agreement;

                "Potential Property" shall have the meaning ascribed thereto in the Site Transfer Agreement and "Potential Properties" shall be construed accordingly;

                "Property" means any Phase 1 Property or Phase 2 Property and "Properties" shall be construed accordingly;

                "Purchaser" shall have the meaning ascribed to it in Clause
                 20.5.1 of this Deed;

                "Relevant Obligations" shall have the meaning ascribed thereto in Clause 24.2;

                "Remaining Shareholder" shall have the meaning ascribed to it in Clause 19.4 of this Deed;

                "Review" shall have the meaning ascribed thereto in Clause
                 7.7.1;

                "Right" shall have the meaning ascribed to it in Clause 38.6 of this Deed;

                "Sale Notice" shall have the meaning ascribed to it in Clause
                19.5.3 of this Deed;

                "Sale Shares" shall have the meaning ascribed to it in Clause
                24.4.1 of this Deed;

                "SDRT" means stamp duty reserve tax;

                "Seller" shall have the meaning ascribed to it in Clause 21.6.1 of this Deed;

                "Senior Management" shall have the meaning ascribed to it in Clause 12.8.1;

                "Shareholders" means the A Shareholder and the B Shareholder;

                "Shareholder Reserved Matter" shall have the meaning ascribed to it in Clause 13.1 of this Deed;

                "Shares" mean the A Shares and the B Shares and (1) any shares issued in exchange for those shares or by way of conversion or reclassification and (2) any shares representing or deriving from those shares as a result of an increase in, reorganisation or variation of the capital of the Company registered in the name of the A Shareholder or the B Shareholder;

                "Site Licence" has the meaning given to it in the Site Transfer Agreement;

                "Site Transfer Agreement" means the agreement by that name between the Company (1) and TadCo (2) of even date herewith which governs the process for the identification and delivery of Properties in the Company in accordance with its terms;

                "STA" shall have the meaning ascribed thereto in Clause 7.3;

                "Target Shares" shall have the meaning ascribed thereto in Clause 28.1.2;

                "TCGA 1992" means the Taxation of Chargeable Gains Act 1992;

                "Telink" means Telink Limited, a company incorporated in England
                and  Wales  with  registered   number  3598122  and  having  its
                registered office at 98 Lind Road, Sutton, Surrey SM1 4PL;

                "Territory" shall have the meaning ascribed to it in Clause
                 6.1.3 of this Deed;

                "Transco" means BG Transco plc, a company incorporated in England and Wales with registered number 2006000 and having its registered office at 100 Thames Valley Park Drive, Reading, Berkshire RG6 1PT or any successor to some or all of its business;

                "Transco Licence" shall have the meaning ascribed thereto in the Site Transfer Agreement;

                "Transfer Date" shall have the meaning ascribed to it in Clauses 19.7.1, 20.7.1 and 24.5.1 of this Deed;

                "Transfer Notice" shall have the meaning ascribed to it in Clause 19.4 of this Deed;

                "Transfer Provisions" means the Transfer Regulations and Council Directive 77/187 EEC;

                "Transfer  Regulations" means the Transfer of Undertakings
               (Protection of Employment) Regulations 1981 (as amended);

                "Undisclosed Employee" shall have the meaning ascribed to it in Clause 15.1 of this Deed;

                "VAT" means value added tax;

                "Viability Date" shall have the meaning ascribed thereto in Clause 7.7.1; and

                "Wireless Communication Sites" shall have the meaning ascribed thereto in Clause 6.1.1(i).

1.2      Interpretation Act 1978
                The Interpretation Act 1978 shall apply to this Deed in the same way as it applies to an enactment.

1.3      Subordinate legislation
                References to a statutory provision include any subordinate legislation made from time to time under that provision.

1.4      Modification etc. of statutes
                References to a statute or statutory provision include that statute or provision as from time to time modified or re-enacted or consolidated so far as such modification or re-enactment or consolidation applies or is capable of applying to any transactions entered into in accordance with this Deed.

1.5      Companies Act 1985
                The expressions "holding company", "subsidiary" and "subsidiary undertaking" shall have the same meanings in this Deed as their respective definitions in the Act.

1.6      Clauses, Schedules etc.
                References to this Deed include the Schedules and Appendices to it and this Deed as from time to time amended and unless otherwise stated references to Clauses, Schedules and Appendices are to Clauses of, and Schedules and Appendices to, this Deed.

1.7      Headings
                Headings shall be ignored in construing this Deed.

2        Warranties

2.1 Initial warranties be given by each of the Shareholders Each of the Shareholders warrants to the other (but in the case of TadCo subject to Clause 2.2.1 and in the case of SpectraSite to Clause 2.2.2) that;

2.1.1 it has full power and authority to enter into and to perform its obligations under this Deed which when executed will constitute valid and binding obligations on it in accordance with its terms;

2.1.2 the entry into, delivery of, and the performance by it of this Deed will not result in any breach of any provision of its memorandum and articles of association or other constitutional documents or result in any claim by a third party against the other Shareholders or the Company; and

2.1.3 the entry into, delivery of, and the performance by it of this Deed or any of the obligations contemplated herein will not result in any breach of any arrangement between it and a third party.

2.2      Disclosures
2.2.1 TadCo as a member of the BG Group is affected by the undertaking given by the ultimate parent company of Transco to procure that members of the BG Group will refrain from taking any action which may put Transco in breach of its PGT Licence or its statutory obligations. This disclosure qualifies the warranties given by TadCo in Clause 2.1 but does not prevent any liabilities or act to limit or reduce any liability arising under any of TadCo's other obligations under this Deed.

2.2.2    SpectraSite  Holdings,  Inc.  which will be the  primary  source of funds to SpectraSite in order to raise the necessary finance for subscription of A Shares pursuant to Clause 5.4.1 shall require the consent of certain of its third party financiers, including pursuant to its indentures and (if appropriate) bank
                         credit  agreements.   This  disclosure  qualifies  the
                         warranties given by SpectraSite in Clause 2.1 but does not prevent any liability or act to limit or reduce any liability arising under any of SpectraSite's other obligations under this Deed.

2.3      Additional warranties given by SpectraSite

                SpectraSite further represents and warrants to TadCo and to the Company in the terms set out in Schedule 3.

2.4      Knowledge and awareness
2.4.1 Any warranty which is quantified as being made "so far as TadCo is aware" or "to the best of the knowledge, information and belief of TadCo after making due and careful enquiries" or any similar expression, has been so qualified after reasonable enquiries by TadCo including enquiries of persons employed by Transco who in the recent past have had responsibility for management or operation of the relevant Site.

2.4.2 Any warranty which is qualified as being made "so far as SpectraSite is aware" or "to the best of the knowledge, information and belief of SpectraSite after making due and careful enquiries" or any similar expression has been so qualified after reasonable enquiries of the officers of SpectraSite Holdings, Inc., its attorneys at law and Messrs Alex Gellman and Christopher Jackman.

2.5      Updating to Completion
                Each of the warranties given by TadCo and SpectraSite will be fulfilled down to and will be true and accurate in all material respects and not misleading in any material respects as if they had been given again at Completion.

3        Conditions

3.1      Conditions Precedent
                Completion of this Deed is conditional upon satisfaction of the following conditions subject only to Completion of this Deed:

3.1.1    SpectraSite and TadCo agreeing in writing the Initial Business Plan;

3.1.2 Transco having received consent pursuant to Special Condition 2(5) of the PGT Licence from the Director General of Gas and Electricity Markets for the creation of any cross default obligations created in or pursuant to the Participation Agreement entered into on even date with this Deed between Transco (1) and TadCo (2) and in any agreed form documents thereunder;

3.1.3 The form of the documents in Part 2 of Schedule 1 having been agreed between the parties hereto; and

3.1.4 the relevant Associated Company of SpectraSite receiving the requisite consents pursuant to the terms of its indentures or, if applicable, third party credit facilities as required by that Associated Company in order to finance the subscription of the B Shares by SpectraSite in accordance with Clause 5.4.1.

3.2      Responsibility for Satisfaction

                SpectraSite   and  TadCo  each  hereby   undertake  to  use  all
                reasonable   endeavours  to  ensure  the   satisfaction  of  the
                conditions set out in Clause 3.1 as soon as possible.

3.3      Non-Satisfaction
3.3.1 If any of the conditions in Clause 3.1 are not satisfied by the Completion Date either SpectraSite or TadCo may in its sole discretion terminate this Deed and no party shall have any claim against any other party under this Deed save for any claim arising from breach of any undertaking contained in Clause 3.2, and, in the case of TadCo, as provided in Clause 3.3.2.

3.3.2 If the Condition in Clause 3.1.4 is not satisfied by the Completion Date, SpectraSite shall pay the sum of (pound)2 million plus a sum to TadCo equal to the reasonable legal and third party professional costs and expenses incurred by TadCo in connection with the preparation of this Deed and the documents referred to herein and the preparation and negotiation of the transaction contemplated by this Deed such amount not to exceed, in any circumstances, the sum of (pound)1 million.

4        Prior to Completion

4.1      Actions between the date of this Deed and Completion:
4.1.1 SpectraSite may perform such due diligence in relation to the Potential Properties, Apparatus and Contracts as it may reasonably require and TadCo shall provide, or use reasonable endeavours to procure the provision of, such reasonable assistance as SpectraSite may reasonably require to achieve the same;

4.1.2    TadCo shall complete the process of Green Lining;

4.1.3 TadCo shall use reasonable endeavours to procure a report on title in relation to each Phase 1 Property is completed and provided to the Company;

4.1.4 the Shareholders will agree a name for the Company comprising elements of the SpectraSite and Transco names;

4.1.5 TadCo shall conduct such due diligence as it may reasonably require in relation to the Know-how; and

4.1.6 TadCo shall have reasonable access to and a reasonable opportunity to consider and conduct reasonable due diligence in respect of the acquisition of Ample and Telink by SpectraSite or any of its Associated Companies.

4.2                      Restrictions

4.2.1 Pending Completion and subject to Clause 4.2.2, TadCo shall not, and shall procure so far as it is reasonably able to do so that Transco shall not without the prior written consent of SpectraSite (not to be unreasonably withheld or delayed):

(i)      assign, amend or terminate any of the Contracts;

(ii) take steps to procure payment by any Contract debtor generally in advance of the date on which such debt is payable in accordance with the relevant Contract;

(iii) sell, convey, lease, transfer or otherwise dispose of, or mortgage, charge or otherwise encumber any Potential Property or any Apparatus installed at a Potential Property save as permitted by the Site Transfer Agreement;

4.2.2 Clause 4.2.1 shall not prevent TadCo, provided that it has previously consulted with SpectraSite, from:

(i) entering into new contracts for the leasing of antenna space at any of the Potential Properties on the expiry of a Contract, such new contract to be on substantially the same terms as the Contract so expired save for price which may be adjusted (if appropriate) in line with current market rates;

(ii) entering into additional contracts with third parties for the leasing of antenna space on any of the Potential Properties;

(iii)                             negotiating   and  settling  rent  reviews  in
                                  accordance with the terms of the Contracts;

(iv) taking such action as is deemed reasonably appropriate in the event of any material breach of any of the Contracts.

5        Completion

5.1      Timing of Completion
5.1.1 Completion shall take place at One Silk Street, London on 31 May 2000 or, if later, two Business Days after receipt of the last of the consents referred to in Clauses 3.1.2 and 3.1.4 or at such other place or on such other date as may be agreed between SpectraSite and TadCo provided that Completion shall not take place more than 90 days after the date of this Deed.

5.1.2 TadCo, SpectraSite and the Company shall procure that SpectraSite becomes beneficially entitled to the A Shares to be allotted pursuant to this Clause 5 before TadCo becomes beneficially entitled to the B Shares to be allotted pursuant to this Clause 5.

5.2      Meeting of the Board of Directors
                On the Completion Date, SpectraSite shall procure the holding of a Board meeting to pass a resolution immediately convening an extraordinary general meeting of the Company on short notice for the purposes set out in Clause 5.3.

5.3      Extraordinary general meeting
                SpectraSite shall consent to short notice in respect of the extraordinary general meeting referred to in Clause 5.2 and shall attend and vote in favour of resolutions (in a form approved by SpectraSite):

5.3.1 redesignating the existing issued and authorised but unissued ordinary shares in the capital of the Company as A Shares;

5.3.2 increasing the share capital of the Company from (pound)1,000 by the creation of 129,999,000 A Shares of (pound)1 each and 130,000,000 B Shares of (pound)1 each;

5.3.3 authorising the Directors to issue and allot 129,999,000 A Shares and 130,000,000 B Shares to the A and B Shareholders respectively in accordance with this Deed and the Articles; and
5.3.4 adopting the Articles in substitution for the existing articles of association of the Company.

5.4 Agreement to Subscribe for Shares Once the resolutions in Clause 5.3 have been passed:

5.4.1 SpectraSite shall subscribe for 129,999,999 A Shares to be allotted to it at par in consideration of:

(i) the payment to the Company of (pound)107,499,999 million;

(ii) the provision of the Know-how to the Company in accordance with the terms of this Deed; and


(iii) the transfer to the Company of the entire issued share capital of Ample and Telink together with the assignment of all rights and benefits which any member of the SpectraSite group has contracted to acquire in connection with the acquisition of such companies (including the rights and benefits (if any) granted pursuant to the Ample share acquisition agreement dated 7 April 2000 in relation to a retention fund of (pound)2 million) and SpectraSite undertakes to pay all costs of transfer and to pay to the Company an amount equal to any stamp duty or SDRT payable by the Company in connection with those transfers in each case on demand.

5.4.2 Conditional on SpectraSite's subscription for A Shares, the Company shall, at Completion, pay to TadCo the sum of (pound)130 million to be satisfied solely by the allotment and issue of 130,000,000 B Shares credited as fully paid at the time of issue in consideration of :

(i) the agreement to deliver to the Company Phase 1 Properties together with the Apparatus installed thereon in accordance with the provisions and procedures set out in the Site Transfer Agreement which Properties are subject (if relevant) to:

     (I)      substitution in accordance with the Site Transfer Agreement;

     (II)     the Contracts;

     (III)    the Transco Licences; and

     (IV)     the Occupation Leases, Site Licences and Holder Licences;

(ii) on completion of the Occupation Lease, Site Licence or Holder Licence of the relevant Property, as appropriate, the transfer to the Company of the benefit and burden of the Contracts and the assignment to the Company of any Transco Licences which relate to that Property;

(iii) the subjection of the Phase 2 Properties to be processed in accordance with the procedures set out in the Site Transfer Agreement with a view to an interest in such Phase 2 Properties being granted to the Company together with the benefit of the restriction on the disposal of Potential Phase 2 Properties by TadCo as set out in Clause 5 of the Site Transfer Agreement subject to variation in accordance with Clause 7.7 of this Deed and the right of the Company to be informed of potential disposals of such Potential Properties in accordance with Clause 6 of the Site Transfer Agreement (the "Participation Right");

(iv) the grant to the Company by TadCo of an interest in the first 1500 Phase 2 Properties nominated, identified and accepted in accordance with the procedures set out in the Site Transfer Agreement.

5.4.3 The Company shall pay TadCo such VAT, if any, as is due by reason of the above subscription by TadCo, and the Company shall pay to HM Custom and Excise such VAT, if any, as is due by reason of the provision of the Know-how and the operation of the VAT reverse charge.

5.4.4 The Shareholders shall procure that the Board meeting referred to in Clause 5.2 is reconvened and resolutions are passed:

(i) approving the Shareholders' respective applications for the numbers of A Shares and B Shares set out above and allotting those Shares;

(ii) adopting 31 December as the Company's accounting reference date (the Company's first accounting reference period to end on 31 December 2000);

(iii)                             appointing the Company's auditors and bankers;

(iv) accepting the resignation of Christopher Jackman as a director and Secretary and appointing such person as is nominated by TadCo pursuant to clause 12.4 of this Deed as Secretary of the Company and changing the registered office of the Company to 98 Lind Road, Sutton, Surrey SM1 4PL or such other address as the Board may agree prior to Completion;

(v)                               approving, the Licence of Know-how; and

(vi) adopting a share options plan substantially in accordance with the term sheet set out in
                                  Schedule 5.

5.4.5 the Company shall issue to SpectraSite 129,999,999 A Shares and the Company shall issue to TadCo 130,000,000 B Shares;

5.4.6 SpectraSite shall appoint its first A Directors pursuant to the Articles and this Deed;

5.4.7 TadCo shall appoint its first B Directors pursuant to the Articles and this Deed;

5.4.8                    the Company shall adopt the Initial Business Plan; and

5.4.9                    the Company shall enter into the Licence of Know-how.

5.5 The consideration received by the Company for the issue of the B Shares at Completion as aforesaid shall be apportioned in accordance with Schedule 6. As soon as reasonably practicable following Completion, SpectraSite and TadCo shall further apportion the amounts set opposite items 1 and 4 in Schedule 6 to arrive at a price per Property.
5.6      Share Option Plan
                The Company shall as soon as reasonably practicable following Completion establish a share options plan substantially in accordance with the terms set out in Schedule 5.

5.7      ICL Contract
                The Company shall have no liability in respect of the ICL Contract with regard to the maintenance of Apparatus and Properties until such time and subject to and then only to the extent that the Company acquires an Occupation Lease, Site Licence or Holder Licence of a Property which is subject to the ICL Contract (an "ICL Property"). On and from acquisition of an ICL Property as mentioned above the Company shall pay to TadCo or such person as TadCo may nominate with regard to the maintenance of the Property and Apparatus situate at the ICL Property, a sum equal to:

(i) the actual costs attributable to such maintenance under the ICL Contract; or if lower

(ii) the amount which would be payable if such maintenance charge had been negotiated on arms length commercial terms.

6        The Business of the Company

6.1      Scope and Purpose
6.1.1 The Company will offer a range of antenna site and network infrastructure services for operators of mobile and wireless communication networks of all descriptions including GSM, UMTS, PMR, GPRS, wireless local loop, telemetry and microwave point to point networks and analogue and digital radio and television broadcasters and the provision of connections to fixed and wireless telecommunications networks belonging to third parties. The business will comprise:

(i) the provision and management of mobile, wireless and broadcast communication sites of all descriptions, including without limitation, towers, masts and roof top sites hereinafter referred to as ("Wireless Communication Sites") together with associated infrastructure and civil works;

(ii) the acquisition, construction and development of Wireless Communication Sites;

(iii)                             network design, consultancy and
                                  implementation services;

(iv) equipment and systems specification, procurement, installation and commissioning;

(v) the provision of facilities (with associated services) at Wireless Communication Sites for network operators and other third parties;

(vi) the operation and maintenance of Wireless Communication Sites, and third party network equipment;

(vii) leasing of Wireless Communication Sites and associated infrastructure;

(viii)                            project management; and

(ix)                              associated services,

                                  together the "Business" provided that the
                                  Company shall not, save as provided above,
                                  build, own or operate all or part of a fixed telecommunications network and/or business other than as is strictly ancillary to the operation of Wireless Communications Sites on sites owned and/or managed and/or operated by the Company (ie "backhaul")

6.1.2 In addition, the joint venture may examine other business opportunities and related services.

6.1.3 The Company will operate across the whole of Europe excluding those countries which comprised the former USSR (the "Territory") and will focus initially on the United Kingdom, Spain, Italy, France, Germany, Holland, Sweden, Norway, Finland and Denmark.

6.2      Licences
                The Company shall apply for appropriate licences as required to operate the Business, and in particular shall apply for a licence pursuant to Section 7 of the Telecommunications Act 1984 (which shall include Code powers) and the parties shall use all reasonable endeavours to assist the Company to obtain such a licence as soon as reasonably practicable.

6.3      Conduct and promotion of the Business
                The Shareholders agree that their respective rights in the Company shall be regulated by this Deed and the Articles. The Shareholders and the Company agree to be bound by and comply with the provisions of this Deed which relate to them and all provisions of the Articles will be enforceable by the parties between themselves in whatever capacity. The Shareholders shall:

(i)      promote the best interests of the Company;

(ii) (so far as they lawfully can) ensure that the Company performs and complies with all of its obligations under this Deed, the Articles and all other agreements it enters into; and

(iii) ensure that the Business is conducted in accordance with good business practice and the highest ethical standards and in accordance with the Business Plan.

6.4      Head office

                The head office of the Company shall be situated in the United Kingdom.

7        Property transfer matters

7.1      No warranty as to transferability

                Some of the Potential Properties are subject to operational clearance by Transco, the obtaining of third party consents or removal of restrictive covenants and accordingly TadCo makes no representation or warranty that an Occupation Lease, Site Licence or Holder Licence will be capable of grant in relation to any specific Property.

7.2      Use of Sites

                The Properties delivered to the Company are for the express purpose of their use in connection with the Business and for no other purpose, save that the Company may assign, transfer, swap or share any of the Properties subject to all third party rights (including the rights of TadCo under the Site Transfer Agreement), if it is reasonably believed to be in the normal course of developing the Business and so long as such assignment, transfer, swap or sharing is not and does not become a material part of the Business and that any such assignment, transfer, swap or sharing of a Property shall not be for cash or equity consideration save for any balancing payment.

7.3      Properties owned by BG Property Holdings Limited
                TadCo and the Company agree to use all reasonable endeavours to enter into an agreement ("STA") in terms substantially similar to the Site Transfer Agreement in relation to at least 550 properties currently owned by BG Property Holdings Limited
                ("BGPH") (such properties to be included in a list to be provided to the Company on the date of this Deed). It is acknowledged by the parties that such STA will amongst other differences:

7.3.1 provide for such properties to be delivered to the Company in each case calculated as at the date of delivery, by way of Site Licence and in each case at open market value;

7.3.2 will enable TadCo to refuse to identify any such property in response to a nomination notice under such STA where it has been notified by BGPH that BGPH reasonably considers that identifying and proceeding to deliver that property would have a material adverse effect on the open market value of or BGPH's ability to dispose of and/or exploit land retained by BGPH which adjoins or contains the relevant property.

7.3.3                    the early occupation regime set out in Clause 16 of the
                         Site  Transfer   Agreement  shall  not  apply  to  such
                         properties;

7.3.4 such properties may be the subject of one nomination notice only and automatically withdrawn from the scope of the STA if not accepted by the Company;

7.3.5 any such nomination notice must be served within a period of three years from the date of this Deed;

7.3.6 no more than 125 such nomination notices per quarter nor more than 500 in any year may be served by the Company in respect of such properties;

7.3.7 such STA will provide that the Company will not implement any planning consent which contains conditions affecting any part of BGPH's retained land if in the reasonable opinion of BGPH such conditions would materially diminish the open market value of any of BGPH's retained land or would materially adversely affect BGPH's ability to dispose of and/or exploit any of its retained land;

7.3.8 the responsibility for maintaining fences between parts of such properties vested in the Company and BGPH's retained land shall remain with the Company;

7.3.9 the planning co-operation provisions set out in Clause 28 of the Site Transfer Agreement shall not apply to such properties.

       Any STA entered into pursuant to this Clause will terminate if BGPH ceases to be a subsidiary of BG Transco Holdings plc or if TadCo or SpectraSite ceases to be a Shareholder and the proposed STA will terminate in any event in accordance with its terms 3 years from the date of completion of this Deed.

7.4      Staff Training
7.4.1 For a period of one year following the Completion Date TadCo shall provide staff of the Company with supervision during access to Potential Properties and shall provide such training of Company staff as the Company shall reasonably request in order that those staff may be properly equipped to access Potential Properties unsupervised, in each case free of charge.

7.4.2 At any time after one year following the Completion Date, TadCo shall continue to provide supervision and/or staff training as described in Clause 7.7.1 above, but shall be entitled to charge for these services as an arms length, commercial basis.

8        Ample and Telink Acquisitions

       To the extent that limitations of liability (other than de minimis provisions in relation to warranty and indemnity claims) are contained in any of the documentation relating to the acquisition of Ample and Telink and to the extent that the Company incurs a liability by reason of its ownership of Ample or Telink which it would (by virtue of the assignment of SpectraSite's rights to the Company under Clause 5.4.1(iii)) be entitled to claim from the vendors of Ample and Telink but for the fact that such liability is in excess of those limitations, SpectraSite shall fully indemnify the Company for an amount equal to the difference between the amount of the consideration paid to the vendors of Ample and Telink and the amount of such liability together with the Company's actual costs in connection with the claim.

9        Installation of fibre optics

       The Company agrees to give TadCo and its Associated Companies the opportunity to provide fibre optic connections to any and all of the Properties in priority to any other person provided that TadCo or its Associated Companies are reasonably able to do so on terms that are at least as favourable to the Company as those which the Company is able to obtain in the market.

10       Provision of services by Shareholders

10.1 Any services to be provided by any of the Shareholders or members of their respective groups to the Company shall be agreed by the parties in advance and such services shall be (save where provided by Transco in which event TadCo will reimburse the Company) provided free of cost to the Company for the first 12 months following the Completion Date. The terms of any such services shall be set out in a written agreement.
11       Know-how

11.1 SpectraSite shall use all reasonable endeavours to procure that the Company will have access to and use of the Know-how for the duration of this Deed at no cost to the Company together with all available documentation and customer support as may be reasonably required to operate the Know-how also at no cost to the Company.
11.2 SpectraSite shall procure that all upgrades, improvements and developments in relation to the Know-how are provided free of cost to the Company for the first 12 months following the Completion Date.
11.3 SpectraSite shall indemnify the Company and hold the Company harmless against (in each case on an after tax basis) all losses, liabilities, costs (including without limitation, reasonable legal costs), charges and reasonable expenses exclusive of VAT where recoverable by the Company which may be suffered or incurred by the Company arising out of any and all claims, actions, proceedings and demands which may be instituted, made or alleged against the Company in the event of any claim for infringement made by third party in respect of the Know-how.

12       The Board and management

12.1     A Directors
12.1.1 The A Shareholder may appoint three persons as A Directors one of whom shall be the Chief Executive Officer of the Company (the "CEO") and at least one of whom shall be a non-executive Director. The appointment of A Directors, subject to Clause 12.1.2, shall be subject to consultation and approval in accordance with Clause12.5.

12.1.2                   Alex Gellman shall be the first CEO.

12.1.3 Any A Director may be removed by the A Shareholder in accordance with the Articles and in such event the Shareholders shall procure that the Company promptly removes the A Director from his position. The A
                         Shareholder may, from time to time, appoint a replacement A Director in his or her place subject to compliance with Clause 12.1.1.

12.2     B Directors
12.2.1 The B Shareholder may appoint three persons as B Directors one of whom shall be the Chief Financial Officer of the Company (the "CFO"), and at least one of whom shall be a non-executive Director. The appointment of B Directors, subject to Clause 12.2.2, shall be subject to consideration and approval in accordance with Clause 12.5.

12.2.2 The first CFO will be identified by the B Shareholder and notified to the A Shareholder prior to Completion.

12.2.3 Any B Director may be removed by the B Shareholder in accordance with the Articles and in such event the Shareholders shall procure that the Company promptly removes the B Director from his position. The B Shareholder may appoint a replacement B Director in his or her place subject to compliance with Clause 12.2.1.

12.3     Chairman
12.3.1 The chairmanship of the Board shall rotate between the non-executive Directors to the extent that there are non executive Directors appointed by the relevant Shareholder on the Board, failing which, the chairmanship shall rotate between executive directors appointed by the relevant Shareholder, with each Shareholder in turn being able to nominate a Director for the post in the following order or rotation:
                         Shareholder B then Shareholder A. The first Chairman shall be decided prior to Completion.

12.3.2 Until the second anniversary of the Completion Date each Chairman shall hold office for a period of six months and thereafter each Chairman shall hold office for a period of twelve months.

12.4     Company secretary

                The Company secretary shall be appointed by the B Shareholder and may be the CFO or any other member of Senior Management.

12.5     Shareholder consultation and approval for appointments

12.5.1 Neither Shareholder shall appoint a Director or a Chairman without the approval of the other Shareholder, such approval not to be unreasonably withheld or delayed.

12.5.2 The Shareholder who wishes to make an appointment shall take reasonable steps to ensure that its nominee is able to perform his duties competently.

12.5.3 Each appointing Shareholder shall give notice to the other Shareholder of the name, qualifications and experience of its nominee and intended date of appointment at least 5 Business Days prior to the intended date of appointment.

12.5.4 The other Shareholder may give notice to the proposing Shareholder that it does not approve of its nominee, stating its reasons. If it does not do so before the intended date of appointment, it shall be deemed to approve the appointment.

12.6     Board Meetings
12.6.1 Board meetings shall be held at least six times a year and at not more than two monthly intervals. At least five clear days' written notice shall be given to each of the Directors of all Board meetings (except if there are exceptional circumstances or the majority of A and B Directors agree to shorter notice). Any Director may ask the Company secretary to call a meeting of the board by giving notice in accordance with this Clause
                         12.6.1 and Clause 12.6.2.

12.6.2  Each notice of a Board meeting shall:

(i)                               specify a reasonably detailed agenda;

(ii)                              be accompanied by any relevant papers; and

(iii) be sent by courier or facsimile transmission if sent to an address outside the United Kingdom.

12.6.3 The quorum at a Board meeting shall be one A Director and one B Director present in person or by audio or video conferencing at the time when the relevant business is transacted. If a quorum is not present within half an hour of the time appointed for the meeting or ceases to be present, the Director(s) present shall adjourn the meeting to a specified place and time three Business Days after the original date. Notice of the adjourned meeting shall be given by the secretary of the Company.

12.6.4 Board meetings shall be chaired by the Chairman. If the Chairman is not present within ten minutes of the time specified in a notice calling a meeting, the Directors present may appoint any one of their number to act as Chairman for the meeting.

12.6.5 At any Board meeting every A Director and every B Director shall have one vote. If the number of A Directors or B Directors present is not equal, the number of votes exercisable by the A Directors or B Directors shall be increased so that each class of Directors can cast the same number of votes irrespective of the number of Shares held by the appointing Shareholder.

12.6.6 All business arising at any Board meeting shall be determined by resolution passed by a majority of votes cast by the Directors present. The Chairman shall not be entitled to a second or casting vote.

12.6.7 Any Director may vote on a matter and be taken into account for the purposes of a quorum even if he is interested in that matter.

12.6.8 The Shareholders shall use their reasonable endeavours to ensure that at least one Director appointed by them attends Board meetings.

12.6.9 If three consecutive Board meetings are inquorate, either Shareholder shall be entitled to serve a notice to exercise the Deadlock procedure in accordance with Clause 20.

12.7     Committees of Directors

12.7.1   The Board may constitute committees of Directors.

12.7.2 The voting and quorum for Board committee meetings shall be the same as for Board meetings.

12.8     Management

12.8.1 The day to day affairs of the Company shall be managed by the senior management, under the supervision of the Board, comprising:

(i)      the CEO;

(ii)     the CFO;

(iii)    a marketing director;

(iv)     an operations director; and

(v)      a business development director

         (together hereinafter referred to as the "Senior Management").

12.8.2 The initial appointments to the position of marketing director and operations director shall be by the Board after consultation with the Shareholders, using the services of recruitment consultants. Christopher Jackman shall be appointed as the initial business development director.

13       Reserved matters

13.1     Shareholder Reserved Matters
                The Shareholders shall procure, as far as they can, that no action is taken or resolution passed by the Company or any Group Company (whether acting through the Board or otherwise) in respect of any of the matters or their nearest equivalent in the case of a Group Company ("Shareholder Reserved Matters") set out in Schedule 4 without the written approval of both Shareholders.

13.2            Timing of Shareholder approvals
                Any Shareholder Reserved Matter submitted to the Shareholders by the Board or the other Shareholder for their approval:

13.2.1 where there is no monetary amount involved, or where the value of the transaction does not exceed (pound)20 million, shall receive a decision as to whether it has been approved or not within 5 Business Days after all papers containing reasonable details to make a proper evaluation of the proposal have been received by them;

13.2.2 where the value of the transaction exceeds (pound)20 million, shall receive a decision as to whether it has been approved or not as soon as reasonably possible taking into account the possible need to call a board meeting of a Shareholder, but shall in any even receive a decision within 10 Business Days after all papers containing reasonable details to make a proper evaluation of the proposal have been received by them.

14             Budgets and financial information

14.1           Information to be prepared
                The Company shall prepare and submit to the Board and to the Shareholders for their approval the following information as soon as possible and no later than the dates/times set out below:

14.1.1 the unaudited results of the Company and all Group Companies for the previous financial year within 25
                         Business  Days  of  the  end  of  each  financial  year
                         together with a reconciliation against management accounts;

14.1.2 audited accounts for the previous financial year within three months of the end of each financial year. The audited accounts of the Company shall be prepared in accordance with UK GAAP and with a US GAAP reconciliation.

14.1.3 a detailed draft Business Plan (including a budget setting out major items of revenue and capital expenditure) for the Company and the Group for the following financial year and a draft business plan for the Company and the Group on a rolling five year basis to be prepared two months before the end of each financial year. The Business Plan shall be broken down on a monthly basis, shall contain a cash flow forecast and a balance sheet showing the projected position of the Company and the Group as at the end of the following financial year;

14.1.4                   monthly unaudited management accounts including:

(i)                      a detailed account, balance sheet and cash flow stateme

(ii)                     an analysis of income and other revenue;

(iii) a review of the budget contained within the Business Plan including a reconciliation of results with revenue and capital budgets;

                         within 20 Business Days after the end of each month;

14.1.5 monthly key performance indicators in a form to be agreed in respect of the previous month within 20 Business Days after the end of each month; and

14.1.6 such further information as any Shareholder may reasonably require relating to the Business or financial condition of the Company or of any Group Company.

14.2     Access to accounting records

                The Shareholders shall have unrestricted access to the accounting records, minutes and other information relevant to the Company, subject only to legally binding duties of confidentiality.

15       Liability for Employees

15.1     Transfer Provisions and Undisclosed Employees

                If any contract of employment shall have effect as if originally made between the Company and any employee ("Undisclosed Employee") as a result of the provisions of the Transfer Provisions and this Deed (without prejudice to any other rights or remedies which may be available to the Company):

(i) the Company shall as soon as reasonably practicable notify the Employing Shareholder upon becoming aware of the application of the Transfer Provisions and this Deed to any such contract of employment ("Notification") in order that the Employing Shareholder can look into the possibilities of redeploying such Undisclosed Employee to a suitable alternative position within its organisation;

(ii) if the Employing Shareholder does not identify or wish to offer the Undisclosed Employee a suitable alternative position or any such offer is not accepted by the Undisclosed Employee within 28 days of Notification, the Company may terminate the contract of employment of the Undisclosed Employee within a further 28 days; and

(iii) the Employing Shareholder shall indemnify the Company and keep the Company indemnified against all Employment Losses relating to or arising out of such termination, provided that such termination occurs within six months of the date on which the Company became aware of the application of the Transfer Provisions to the Undisclosed Employee in question.

15.2     Definitions

                For the purposes of this Clause 15 the terms "contract of employment" and "collective agreement" shall have the same meanings respectively as in the Transfer Regulations.

16       Distribution policy

16.1     Audited Accounts

                The annual general meeting of the Company at which Audited Accounts are laid before the Shareholders must be held not later than four months after the end of the relevant financial year.

16.2     Distributions

                The Company shall not make any distributions to the Shareholders within the first three years commencing on the Completion Date. Thereafter the Company shall distribute such percentage of the Company's profits lawfully available for distribution as the Board determines in each financial year to its Shareholders subject to the Board making reasonable provisions and transfers to reserves and to the conditions in Clause 16.3 being met.

16.3     Conditions for distribution of net profit

                Distribution of profits in accordance with this Clause may not be made if:

16.3.1 the distribution would result in the debt/equity ratio of the Company or the Group exceeding 50:50 at the time of the payment or (based on the Board's estimates, having regard to the relevant budget) within the following 12 months;

16.3.2 the distribution would result in a breach of any covenant or undertaking given by the Company to any lender or would, in the opinion of the Board, be likely to do so within the following 12 months; or

16.3.3 the Board resolves that the distribution is materially prejudicial to the interests of the Company having regard to:

(i) implementation of the investment programme approved in the Business Plan or otherwise;

(ii) the trading prospects of the Company and the Group; and (iii) the need to maintain the sound financial standing of the Company and the Group.

17       Finance for the Company

17.1     Additional finance
17.1.1 Finance for the Company shall be provided in accordance with the budget contained within the Business Plan and the Company will at all times be subject to the maximum debt/equity ratio of 50:50 or such other debt/equity ratio as may be agreed by the Shareholders from time to time.

17.1.2 If the Board determines that the Company requires additional finance, subject to the approval of
                         Shareholders as a Shareholder Reserved Matter where required, the Company may receive further finance either:

(i)      by borrowing from third party lenders; or

(ii)     from Shareholders.

17.2     External finance

                Finance from third party lenders shall be on the best terms reasonably available in the open market (the "Facility"). The Facility shall not confer any right on the lender to participate in the share capital of the Company or in the Business. The Shareholders shall not be obliged to provide any capital to the Company either by way of subscription for shares or loan notes or by advancing loans.

17.3     Recourse

                There shall be no recourse to the Shareholders in respect of the Facility and the Shareholders shall not be required to provide guarantees or security in respect of the Facility.

17.4     Shareholder Finance

17.4.1                   Any  additional   finance  shall  be  provided  by  the
                         Shareholders subscribing for loan notes or by the Shareholders subscribing for additional shares in the Company in each case in proportion to their share holdings in the Company.

17.4.2 Each Shareholder shall contribute the required additional finance within 30 Business Days (or longer if agreed by the Shareholders) of receipt by it of a notice in writing specifying the amount of additional finance to be provided.

17.4.3 Subscription monies for the loan notes and consideration for the subscription of shares shall be paid by wire or telegraphic transfer to the Company's bank account.

17.4.4 The terms of any loan notes shall be subject to the approval of Shareholders save that the terms of loan notes to be issued to each Shareholder must be identical.

18       Acquisitions

18.1 Subject to the approval of Shareholders as a Shareholder Reserved Matter where required by paragraph 4 of Schedule 4 the Shareholders intend that the Company should seize upon appropriate opportunities to make business acquisitions within the scope of the Business in accordance with the agreed acquisition strategy comprised within the Business Plan.

18.2 Any proposed acquisition which requires Shareholders' approval as set out in paragraph 4 of Schedule 4 and fails to receive such approval may, provided that the Company is not already operating in the country or countries concerned or in countries where Ample or Telink is the only Group company carrying on business there or where the business conducted does not involve the ownership of telecommunications assets in that jurisdiction , be completed by the Shareholder which was willing to approve the transaction (but not by means of or involving the Company or any Group Company), (a "Non-approved Acquisition"). Once a Shareholder has completed a Non-approved Acquisition in accordance with this Clause the country or countries covered by the acquisition (not, save as referred to above, being countries where the Company was already operating) will from that point onwards be excluded from the definition of Territory and henceforth the Company will not conduct business within that jurisdiction save that any activities of Ample or Telink or any business of the Group not involving the ownership of telecommunications assets in the relevant jurisdiction may continue.

18.3 Without prejudice to the provisions of Clause 18.2 the Shareholders acknowledge that it is necessary to adopt a flexible approach in relation to possible future transactions to develop the Business, that where possible such transactions should, if they involve third parties as on-going participants, be structured through separate joint venture arrangements or a subsidiary of the Company, but that where this is not possible and could involve the third party investors as shareholders in the company the Shareholders will at the relevant time co-operate with one another in good faith to seek if possible to agree any changes acceptable to them to this Deed to accommodate new shareholders in the Company.

19       Transfers of Shares

19.1     General prohibition against share transfers

                No Shareholder can do, or agree to do, any of the following unless it is permitted by this Clause:

19.1.1 pledge, mortgage, charge or otherwise part with or encumber any of its Shares or any interest in any of its Shares without the consent of the other Shareholder(s);

19.1.2 sell, transfer or otherwise dispose of, or grant any option over, any of its Shares or any interest in its Shares;

19.1.3 enter into any agreement in respect of the votes attached to any of its Shares;

19.1.4 take any action which causes such Shareholder to cease to have some or all of the benefit of the economic rights or the power to exercise or control the exercise of the voting rights.

19.2     Transfers to Associated Companies

19.2.1 Subject to Clause 19.2.2, any Shareholder may transfer all but not some of its Shares to an Associated Company on giving prior written notice to the other Shareholder. An Associated Company must be under an obligation to retransfer its Shares to the Shareholder or another Associated Company of that Shareholder immediately if it ceases to be an Associated Company.

19.2.2                   Following  a  transfer  of  Shares  to  an  Associated
                         Company,  the  original  transferring   Shareholder
                         (but not a subsequent transferor in a series of transfers to Associated Companies) shall remain party to this Deed and shall be jointly and severally liable with the transferee under this Deed as a Shareholder in respect of the transferred Shares. The transferee shall become a party to this Deed and shall assume all the rights and liabilities of the transferor under this Deed as a Shareholder in respect of the transferred shares .

19.3            Third party offers

                A Shareholder may transfer its shares to a party not being a party to this Deed or an Associated Company of any such party only if it receives an offer (the "Offer"):

19.3.1   which is a bona fide Offer in writing;

19.3.2 from a third party which has its own financial resources to meet its obligations under the Offer or has an unconditional and legally binding commitment from a lender(s) for that finance;

19.3.3   which is irrevocable and unconditional except for any Permitted Conditi

19.3.4   which is governed by English law;

19.3.5 which is for cash in Sterling and which is for (all but not some of) the Shares of the selling Shareholder and the Shares of the other Shareholder if they also elect to accept the Offer; and


19.3.6                   which   contains  all  material  terms  and  conditions
                         (including the price and the intended completion date of the Offer).

19.4     Notice of Offers

                If a Shareholder receives an Offer which it wishes to accept, it must immediately give written notice (the "Transfer Notice") to the other Shareholder (the "Remaining Shareholder") offering to sell those Shares which are the subject of the Offer to the other Shareholder at the same price per Share as set out in the Offer and on terms which are no less favourable than those contained in the Offer. The Transfer Notice must also state:

19.4.1 the period within which the offer to sell the Shares to the Remaining Shareholder shall remain open to be accepted. This period must be at least 30 Business Days from the date of the Transfer Notice (the "Acceptance Period"); and

19.4.2   full details of all other terms and conditions of the Offer.

19.5     Options of Remaining Shareholder

                Once the Remaining Shareholder has received a Transfer Notice it may either:

19.5.1 send a written notice to the selling Shareholder (an "Acceptance Notice") within the Acceptance Period accepting the offer of the Shares set out in the Transfer Notice; or

19.5.2 send a written notice to the selling Shareholder within the Acceptance Period declining the offer set out in the Transfer Notice; or

19.5.3 send a written notice to the selling Shareholder (a "Sale Notice") within the Acceptance Period offering to sell all of its Shares to the third party on the same terms and conditions as those contained in the Offer; or

19.5.4 not reply to the Transfer Notice within the Acceptance Period. In this case, the Remaining Shareholder shall be deemed not to have accepted the offer set out in the Transfer Notice and not to have issued a Sale Notice.

19.6                     Consequences of Transfer Notice
19.6.1 If the offer set out in the Transfer Notice is accepted, the selling Shareholder must sell the Shares covered by the Acceptance Notice to the Remaining Shareholder.

19.6.2 If the offer set out in the Transfer Notice is not accepted or deemed not to have been accepted and a Sale Notice is not issued or not deemed to have been issued, the selling Shareholder may, subject to the provisions of Clause 19.3 as to the terms of any such Offer, accept the Offer and sell its Shares to the third party making the Offer on the terms and conditions of the Offer.

19.6.3 If a Sale Notice is issued, the selling Shareholder and the Remaining Shareholder must sell all their Shares to the third party making the Offer on the terms and conditions of the Offer.

19.7     Completion of transfer

                The sale of the Shares in accordance with this Clause shall be made on the following terms:

19.7.1 if any of the Permitted Conditions to the Acceptance Notice or the Offer or the Sale Notice is not satisfied or waived 90 Business Days after service of the Acceptance Notice or the Offer or the Sale Notice, then that Notice or that Offer, as appropriate, shall lapse. Otherwise, completion of the transfer of the Shares shall be completed seven Business Days after the date of expiry of the Acceptance Period or the date of satisfaction or waiver of all Permitted Conditions (whichever is the later) (the "Transfer Date") and at such reasonable time and place as the Shareholders agree or, failing which, at the registered office of the Company during normal business hours;

19.7.2 the selling Shareholder(s) must deliver to the buyer in respect of the Shares which it is selling on or before the Transfer Date:

(i)                      duly executed share transfer forms;

(ii)                     the relevant share certificates; and

(iii) a power of attorney in such form and in favour of such person as the buyer may nominate to enable the buyer to exercise all rights of ownership in respect of the Shares to be sold including voting rights.

19.7.3 the buyer must pay the total consideration due for the Shares to the selling Shareholder(s) by bankers draft or by telegraphic transfer to the bank account of the selling Shareholder(s) notified to it for the purpose on the Transfer Date;

19.7.4 completion of the sale of the Shares of all selling Shareholders must take place simultaneously; and

19.7.5                   in accordance with Clause 26.

19.8                     Failure to complete sale
19.8.1 If after a Remaining Shareholder has issued an Acceptance Notice or a Sale Notice, as the
                         case  may  be,  and  the  selling   Shareholder(s)  in
                         question fail(s) or refuse(s) to comply with its/their obligations in this Clause, the Company shall authorise a person to execute and deliver the necessary transfer on its/their behalf. The Company shall receive the purchase money in trust for such selling Shareholder(s) and cause the buyer to be registered as the holder of the Shares being sold. The receipt of the Company for the purchase money shall be a good discharge to the buyer (who shall not be bound to see to the application of those moneys). After the buyer has been registered as holder of the Shares being sold in purported exercise of these powers the validity of the proceedings shall not be questioned by any person.

19.9     General

19.9.1 The Shareholders shall keep the Company informed, at all times, of the issue and contents of any notice served pursuant to this Clause and any election or acceptance relating to those notices.

19.9.2 The Shareholders waive their pre-emption rights to the transfer of Shares contained in this Deed and the Articles to the extent necessary to give effect to this Clause.

19.9.3 For the purposes of this Clause all Shareholders in the same group of companies of which it is a member will be treated as one.

19.9.4 Each of the Shareholders undertake that they have and will have at all times unrestricted powers to transfer their respective Shares other than in relation to any restrictions in this Deed or the Articles.

20       Deadlock

20.1     Escalation procedure

20.1.1 If the Board cannot reach agreement on any resolution before it within 10 Business Days of such resolution first being tabled at the Board meeting or three or more consecutive Board meetings have been dissolved because a quorum is not present, the subject of any such resolution before them shall be referred immediately to the Shareholders.

20.1.2 If the Shareholders cannot reach agreement on any matter referred to them under Clause 20.1.1 or which is a Shareholder Reserved Matter within 5 Business Days of that matter being referred to them (a "Deadlock Matter"), the Shareholders shall refer the Deadlock Matter to the designated representatives of their respective chief executive officers ("Designated Representatives") for resolution.

20.1.3 If the Designated Representatives cannot reach agreement on the Deadlock Matter referred to them within 5 Business Days of that matter being referred to them under Clause 20.1.2, the Designated Representatives shall refer the Deadlock Matter to the their respective chief executive officers for resolution.

20.1.4 If the Acceptance Committee cannot reach agreement on any resolution before it within 10 Business Days of such resolution first being tabled to it or three or more consecutive meetings of the Acceptance Committee have been dissolved because a quorum is not present, the subject of any such resolution before them shall be referred immediately to the Board.

20.2     Auction

                If the Deadlock Matter cannot be resolved by the chief executive officers within 5 Business Days of the matter being referred to them and any Shareholder considers that the matter may materially adversely effect its interests or the interests of the Company, then any Shareholder (the "Initiator") may serve a notice (a "Deadlock Notice") on the other Shareholder(s).

20.3     Appointment of Auctioneer

                The Shareholders shall appoint an independent investment bank within 10 Business Days of the date of the Deadlock Notice to act as auctioneer for the purposes of this Clause. If the Shareholders cannot agree on an auctioneer within such period, any Shareholder may request the President of the London Investment Bankers Association to make the appointment. The Auctioneer shall act as an expert and not as an arbitrator and its determination shall be final and binding on the parties (in the absence of fraud or manifest error). The fees of the Auctioneer shall be borne equally by each of the Shareholders.

20.4     Bids

20.4.1 Within 10 Business Days after the appointment of an Auctioneer each Shareholder shall give a written notice containing a sealed bid (a "Bid Notice") to the Auctioneer. The Bid Notice shall:

(i) set out the price per Share at which it is willing to purchase for cash in Sterling all (but not some only) of the Shares held by the other Shareholder(s) (a "Bid Price") but must not contain any other condition other than a Permitted Condition;

(ii) constitute an offer by that Shareholder to buy for cash in Sterling all (but not some only) of the Shares held by the other Shareholder(s) at the Bid Price;

(iii) constitute an offer by that Shareholder to sell for cash in Sterling all (but not some only) of its own Shares at the highest Bid Price specified by the other Shareholder(s) in their Bid Notice(s) if that Bid Price exceeds its own Bid Price; and

(iv)                     be   irrevocable   without   the  consent  of  all  the
                         Shareholders.

20.4.2 The Initiator shall specify a Bid Price per Share which is an even number of pence and the other Shareholder(s) shall specify a Bid Price per Share which is an odd number of pence.

20.5     Auctioneer's Notice

20.5.1 The Auctioneer shall give a written notice to all the Shareholders specifying which Shareholder (the "Purchaser") has offered the highest Bid Price within 2 Business Days of receipt of the last Bid Notice. The Auctioneer's notice shall be final and binding on each of the parties (in the absence of fraud or manifest error).

20.5.2 The Purchaser must buy the Shares of the other Shareholder(s) at the Bid Price specified in the Purchaser's Bid Notice and the other Shareholder(s) must sell their Shares to the Purchaser (upon payment of the Bid Price).

20.6     Failure to submit Bid Notice

                If a Shareholder fails to serve a Bid Notice, it shall be deemed to have accepted the offer to buy its Shares set out in the other Shareholder(s) Bid Notice(s) and shall be bound to sell its Shares to the Purchaser who shall be bound to buy them.

20.7     Completion of transfer

                The sale of the Shares in accordance with this Clause shall be made under the following terms:

20.7.1 if any of the Permitted Conditions to which the Bid Notice is subject is not satisfied or waived 90 Business Days after the service of that notice then the Bid Notice shall lapse. Otherwise, completion of the transfer of the Shares to be sold shall be completed seven Business Days after the Auctioneer's notice has been served or the date of satisfaction or waiver of all Permitted Conditions (whichever is the later) (the "Transfer Date") and at such reasonable time and place as the Shareholders agree or, failing which, at the registered office of the Company during normal business hours.

20.7.2                   the  selling   Shareholder(s)   must   deliver  to  the
                         Purchaser in respect of the Shares it is selling on or before the Transfer Date:

(i)      duly executed share transfer forms; and

(ii)     the relevant share certificates; and

(iii) a power of attorney in such form and in favour of such person as the Purchaser may nominate to enable the Purchaser to exercise all rights of ownership in respect of the Shares to be sold including voting rights; and

20.7.3 the Purchaser shall pay the Bid Price to the selling Shareholder(s) by banker's draft or by telegraphic transfer to the bank account(s) of the selling Shareholder(s) notified to it for the purpose on the Transfer Date; and

20.7.4                   in accordance with Clause 26.

21                       Put and Call Options

21.1     Options in the event of dilution

                In the event that either Shareholder's shareholding in the Company is reduced to less than 25 per cent of the issued share capital of the Company (a "Minority Shareholding"), the other Shareholder, provided that it holds not less than 50 per cent of the issued share capital of the Company (the "Majority Shareholding"), shall have an option (the "Majority Call Option") of purchasing all (but not some) of the Shares held by the Minority Shareholder ("Minority Shares") from the Minority Shareholder and the Minority Shareholder shall have an option (the "Minority Put Option") of requiring the Majority Shareholder to purchase all (but not some) of the Minority Shares in each case for an amount equal to the Fair Value of the Minority Shares (the "Option Price") on the terms of this Clause.

21.2     Options on change of control

                In the event that any Shareholder undergoes a change of control (other than a solvent reorganisation or reconstruction within its group such that its ultimate holding company is the same after the event as it was before, or a spin-off or distribution of the shares or assets or a tax-exempt de-merger of an intermediate holding company to all or substantially all of the shareholders of the ultimate holding company), the non-acquired Shareholder shall have an option (a "Change of Control Put Option") entitling it to sell all (but not some) of its Shares to the Shareholder which has undergone a change of control, or an option (a "Change of Control Call Option") entitling it to purchase all the Shares of the Shareholder which has undergone a change of control which in either case shall be exercisable by it at any time within 24 months following the change of control if during that period the acquired party (or its controlling shareholder) proposes formally to the Board on more than one occasion changes to the fundamental strategy or operations of the Company which are not acceptable to the non-acquired Shareholder.

                The price at which the non-acquired Shareholder may purchase the Shares of the acquired Shareholder will be an amount equal to the Fair Value of the Shares (also the "Option Price") and otherwise on the terms of this Clause. The flotation of an intermediate holding company of a Shareholder shall not be considered to be a change of control for the purposes of this Clause.

21.3     Exercise

                The Majority Call Option and, the Minority Put Option set out in Clause 21.1 above and the Change of Control Put Option and Change of Control Call Option set out in Clause 21.2 above (the "Options") are exercisable in whole but not in part by written notice (an "Option Notice"). An Option Notice shall be irrevocable and unconditional except for any Permitted Condition. Any notices to be issued in connection with this Clause shall comply with Clause 36.

21.4     Completion of transfer

                The sale and purchase of Shares in accordance with this Clause shall be made on the following terms:

21.4.1 if any of the Permitted Conditions to an Option Notice is not satisfied or waived 90 Business Days after service of the Option Notice, then the Option Notice shall lapse. Otherwise, completion of the transfer of the Shares in respect of the Option Notice shall be completed 7 Business Days after the date of exercise of the Option determination of the Fair Value of the Option Shares or the date of the satisfaction or waiver of all Permitted Conditions, whichever is the later (the "Option Date") at such reasonable time and place that the Shareholders agree or, failing which, at the registered office of the Company during normal business hours;

21.4.2 the selling Shareholder must deliver to the buyer in respect of the Option Shares on or before the Option
                         Date:

(i)      duly executed share transfers forms; and

(ii)     the relevant share certificates; and

(iii) a power of attorney in such form and in favour of such person as the buyer may nominate to enable the buyer to exercise all rights of ownership in respect of the Shares covered by the Option Notice including voting rights; and

21.4.3 the buyer shall pay the Option Price to the selling Shareholder by banker's draft by telegraphic transfer to the bank account of the selling Shareholder notified to it for the purpose on the Option; and

21.4.4   in accordance with Clause 26.

21.5     Non-application in the case of a listing

                This Clause shall not apply while the share capital of the Company is listed on a recognised stock exchange or traded on an automated quotation system, or when a sponsor has been formally engaged and a resolution of the Board has been passed in contemplation of the intention to list.

21.6     Exercise of options and subsequent listing

21.6.1   In the event  that one party (the  "Acquirer")  acquires  the  Shares of another party (the "Seller") pursuant to the exercise of the Majority Call Option or Change of Control Call Option and the Acquirer subsequently disposes (or agrees to dispose) of the whole of the issued share capital of the Company within 90 days after the acquisition of the Shares from the Seller the Acquirer shall pay to the Seller 50 per cent. of any increase in the price per Share between the price per Share paid by the Acquirer
                         and the net  proceeds (after   deduction  of  any
                         applicable   commissions,   stamp  duty,   SDRT,
                         applicable taxes and reasonable expenses) received by the Acquirer for the sale of the Shares to the third party.

21.6.2 For the purposes of this Clause, a disposal includes a sale of all or substantially all of the assets or undertakings, an introduction or initial public offering or the commencement of trading on any automated quotation system of the issued share capital of the Company.

21.6.3 Any payments pursuant to Clause 21.6.1 shall be an adjustment to the consideration paid, and received for the relevant shares.

22       Failure to transfer

22.1     If the selling  Shareholder(s)  fail(s) or refuse(s) to comply with its/their obligations to sell in Clauses 20 and 21, the Company shall authorise a person to execute and deliver the necessary transfer on its/their behalf. The Company shall receive the purchase money in trust for the selling Shareholder(s) and cause the buyer to be registered as the holder of the Shares being sold. The receipt of the Company for the purchase money shall be a good discharge to the buyer (who shall not be bound to see to the application of those moneys). After the buyer has been registered as the holder of the shares being sold in purported exercise of these powers the validity of the proceedings shall not be questioned by any person.

22.2     If any  selling  Shareholder  fails or refuses to  transfer  any
                Shares in accordance with Clauses 20 and 21 the other Shareholder buyer may serve a default notice. Following the service of a default notice (unless such non-compliance has previously been remedied to the reasonable satisfaction of the buyer), the defaulting selling Shareholder shall not exercise any of its powers or rights in relation to management of, and participation in the profits of, the Company under this Deed, the Articles or otherwise. The Directors appointed by the defaulting seller (or its predecessor in title) shall not:

(iv)     be entitled to vote at any Board meeting;

(v) be required to attend any meeting of Directors in order to constitute a quorum; or

(vi) be entitled to receive or request any information from the Company.

23       General

         23.6.1 The Shareholders shall keep the Company informed, at all times, of the issue and contents of any notice served pursuant to Clauses 19, 20 and 21 and any election or acceptance relating to those notices.

         23.6.2 The Shareholders waive their pre-emption rights to the transfer of Shares contained in this Deed and the Articles to the extent necessary to give effect to Clauses 19, 20and 21.

         23.6.3 The arbitration provisions in Clause 33 do not apply to any Deadlock Matter except to the extent that it relates to the interpretation of this Deed or the respective rights and obligations of any party pursuant to this Deed.

24       Default

24.1     Events of Default

                Subject  to  Clause  24.2,  a   Shareholder   (the   "Defaulting
                Shareholder") suffers an "Event of Default" where:

24.1.1 it commits a material breach of this Deed (excluding for the avoidance of doubt, a failure to transfer its shares in accordance with Clauses 19, 20 and 21) and either (1) the breach is not capable of being remedied or (2) the Defaulting Shareholder does not remedy that breach within 10 Business Days of the other Shareholder sending it written notice requiring it to remedy that breach; or

24.1.2 an order is made, petition presented, resolution passed or meeting convened for its winding-up (or other process whereby its business is terminated and its assets are distributed amongst its creditors and/or shareholders or other contributors) or there are cases or proceedings under any applicable insolvency, reorganisation, or similar laws in any relevant jurisdiction or events have occurred which, under applicable laws, would justify any such cases or proceedings;

24.1.3 a petition is presented or other proceedings are commenced for an administration order to be made (or any other order to be made by which during the period it is in force, its affairs, business and assets are managed by a person appointed for the purpose by a Court, governmental agency or similar body) in relation to it, or any such order been made;

24.1.4 a receiver (including an administrative receiver), liquidator, trustee, administrator, custodian or similar official is appointed in any jurisdiction in respect of the whole or any part of its business or assets or any step has been taken for or with a view to the appointment of such a person;

24.1.5   it is insolvent or unable to pay its debts as they fall due;

24.1.6   any of the events above occurs in relation to its holding company; or

24.1.7 it fails to take up its entitlement to shares offered to it following Shareholder approval as a Shareholder Reserved Matter.

24.2     PGT Licence Default

                Where TadCo commits an Event of Default which is a material breach of this Deed by virtue of TadCo refraining from undertaking any of its obligations under this Deed ("Relevant Obligations") on the grounds that TadCo or Transco believes that TadCo undertaking its obligations under this Deed would put Transco in breach of Transco's PGT Licence or its statutory obligations, TadCo shall have a period of 3 months from receiving Notice from SpectraSite or the Company to remedy such breach, provided that

                SpectraSite, the Company and TadCo shall during such 3 month period use their respective reasonable endeavours:

24.2.1 to obtain Transco's agreement that TadCo undertaking its Relevant Obligations will not cause Transco to breach Transco's PGT Licence or its statutory obligations; or

24.2.2 to agree an alternative to the Relevant Obligations which would achieve substantially the same commercial objectives and economic effect as contained in this Deed (at no additional cost to the Company or SpectraSite) and which do not result in Transco being in breach of its PGT Licence or its statutory obligations.

                If the parties fail to reach agreement as contemplated by clause
                24.2.1 or 24.2.2 within the 3 month period referred to above, then TadCo shall have suffered an Event of Default not capable of remedy provided that the parties agree that for the purposes of Clause 24.4 any resulting sale or purchase shall be at Fair Value. Any Investment Bank appointed pursuant to Clause 25.1 shall be directed to take account when calculating Fair Value of any dimituation in value of Shares owned by TadCo caused by the Event of Default suffered by TadCo contemplated by this Clause 24.2.

24.3     Notice of Default

                If an Event of Default occurs, the Defaulting Shareholder shall notify the other Shareholder as soon as reasonably practicable.

24.4     Default Notice

                Following an Event of Default, the non-defaulting Shareholder may give written notice (a "Default Notice") to the Defaulting Shareholder within 10 Business Days of receiving notification of the Event of Default from the Defaulting Shareholder or of its becoming aware of the Event of Default, whichever is the later requiring the Defaulting Shareholder either:

24.4.1 to sell all of the Shares held by the Defaulting Shareholder (the "Sale Shares") to the non-defaulting Shareholder at a price per Share equal to 80 per cent of the Fair Value of the Sale Shares: or

24.4.2 to purchase all of the Shares held by the non-defaulting Shareholder (also "Sale Shares") at a price equal to 120 per cent. of the Fair Value of the Sale Shares.

24.5     Completion of transfer

                The sale and purchase of the Sale Shares in accordance with this Clause shall be made on the following terms:

24.5.1 if any of the Permitted Conditions to the Default Notice is not satisfied or waived 90 Business Days after service of that Default Notice then that Default Notice shall lapse. Otherwise, completion of the transfer of the Sale Shares shall be completed 7 Business Days after written notice of the determination of the Fair Value of the Sale Shares or the date of satisfaction or waiver of all Permitted Conditions (whichever is the later) (the "Transfer Date") at such reasonable time and place that the shareholders agree or, failing which, at the registered office of the Company during normal business hours;

24.5.2 the selling Shareholder shall deliver to the buyer in respect of the Sale Shares on or before the Transfer
                         Date:

(i)      duly executed share transfer forms; and

(ii)     the relevant share certificates; and

(iii) a power of attorney in such form and in favour of such person as the buyer may nominate to enable the buyer to exercise all rights of ownership in respect of the Sale Shares including, without limitation, the voting rights; and

24.5.3 the buyer shall pay the consideration for the Sale Shares to the selling Shareholder by banker's draft or by telegraphic transfer to the bank account of the selling Shareholder notified to it for the purpose on the Transfer Date; and

24.5.4                   in accordance with Clause 26.

24.6     Failure to transfer

24.6.1 If the Defaulting Shareholder does not comply with its obligations in this Clause, the Company shall authorise a person to execute and deliver the necessary transfer on its behalf. The Company shall receive the purchase money in trust for the selling Shareholder and cause the buyer to be registered as the holder of the Shares. The receipt of the Company for the purchase money shall be a good discharge to the selling Shareholder (who shall not be bound to see to the application of those moneys. After the buyer has been registered as holder of the Sale Shares in purported exercise of these powers the validity of the proceedings shall not be questioned by any person.

24.6.2 Following the of service of the Default Notice (unless such non-compliance has previously been remedied to the reasonable satisfaction of the buyer), the Defaulting Shareholder shall not exercise any of its powers or rights in relation to management of, and participation in the profits of, the Company under this Deed, the Articles or otherwise. The Directors appointed by the Defaulting Shareholder (or its predecessor in title) shall not:

(i)      be entitled to vote at any Board meeting;

(ii) be required to attend any meeting of Directors in order to constitute a quorum; or

(iii)    be entitled to receive or request any information from the Company.

24.7     General
24.7.1 The Shareholders shall keep the Company informed at all times of the issue and contents of any notice served pursuant to this Clause and any election or acceptance relating to those notices.

24.7.2 The Shareholders waive their pre-emption rights on the transfer of Shares contained in this Deed and the Articles to the extent necessary to give effect to this Clause.

24.7.3 The Shareholders shall do all things within their power to ensure that the Business is continued to be run as a going concern during the period between the service of the Default Notice and the completion of the transfer of the Sale Shares.

25       Determination of Fair Value

25.1     Appointment of expert

                The "Fair Value" of the Shares for the purposes of this Deed and the Articles shall be determined by an independent investment bank appointed by the Shareholders within 15 Business Days of the date of the Transfer Notice or Default Notice, or Option Notice as the case may be. If the Shareholders do not agree on an independent investment bank, any Shareholder may request the President of the London Investment Bankers Association to make the appointment.

25.2     Method and adjustments

25.2.1 The independent investment bank shall determine the Fair Value of the Shares to be sold as at the date of the relevant Transfer Notice or Default Notice or Option Notice, as appropriate and on the following assumptions and bases:

(i) valuing the Shares to be sold as on an arm's length sale between a willing seller and a willing buyer;

(ii) if the Company is then carrying on business as a going concern, on the assumption that it will continue to do so;

(iii) that the Shares to be sold are capable of being transferred without restriction;

(iv) valuing the Shares to be sold as a rateable proportion of the total value of all the issued shares of the Company without any premium or discount being attributable to the class of the Shares to be sold or the percentage of the issued share capital of the Company which they represent; and

(v) the value of the Shares shall be calculated on an enterprise value basis and shall take into account all indebtedness of the Company.

25.2.2 The independent investment bank shall determine the Fair Value to reflect any other factors which the independent investment bank reasonably believes should be taken into account.

25.2.3 If any difficulty arises in applying any of these assumptions or bases then the independent investment bank shall resolve that difficulty in such manner as it shall in its absolute discretion think fit.

25.3     Determination, etc.

25.3.1 The independent investment bank must determine the Fair Value within 15 Business Days of its appointment and shall notify the Shareholders of its determination. The fees of the independent investment bank shall be borne by the Shareholders equally.

25.3.2 The independent investment bank shall act as an expert and not as an arbitrator and its determination shall be final and binding on the parties (in the absence of fraud or manifest error).

25.3.3 The independent investment bank shall have access to all accounting records or other relevant documents of the Company, subject to any confidentiality provisions.

26       Terms and consequences of transfers of Shares

26.1     Transfer terms

                Any sale and/or transfer of Shares pursuant to this Deed shall be on terms that those Shares:

26.1.1                   are   transferred   free  from  all  claims,   pledges,
                         equities, liens, charges and encumbrances; and

26.1.2 are transferred with the benefit of all rights attaching to them as at the date of the relevant Deadlock Notice or Transfer Notice or Default Notice or Option Notice as appropriate.

26.2     Registration

                The parties shall procure that a transfer of Shares is not approved for registration unless this Deed and Articles have been complied with. The Company shall procure that each share certificate issued by it shall carry the following statement:

                "Any disposition, transfer, charge of or dealing in any other manner in the Shares represented by this certificate is restricted by a Shareholders' Agreement dated [ ] April 2000 and made between SpectraSite International, Inc., Transco Telecommunications Asset Development Company Limited and the Company".

26.3     Further assurance

                Each party shall do all things and carry out all acts which are reasonably necessary to effect the transfer of the shares in accordance with the terms of this Deed in a timely fashion.

26.4     Return of documents, etc.

                On ceasing to be a Shareholder, a Shareholder must hand over to the Company material correspondence, Business Plans, schedules, documents and records relating to the Business held by it or an Associated Company or any third party which has acquired such matter through that Shareholder and shall not keep any copies.

26.5 Loans, borrowings, guarantees and indemnities 26.5.1 Upon a transfer of all the Shares held by a Shareholder:

(i) the continuing Shareholder shall procure that all loans, borrowings and indebtedness in the nature of borrowings outstanding owed by the Company to a transferring Shareholder (together with any accrued interest) are either assigned to the continuing Shareholder for such value as may be agreed between the transferring Shareholder and the continuing
                         Shareholder, or failing agreement with the continuing Shareholder, are repaid by the Company;

(ii) all loans, borrowings and indebtedness in the nature of borrowings outstanding owed by that transferring Shareholder to the Company shall be repaid; and

(iii) the continuing Shareholder shall use all reasonable endeavours (but without involving any financial obligation on its part) to procure the release of any guarantees, indemnities, security or other comfort given by the transferring Shareholder to or in respect of the Company or its Business and, pending such release, shall indemnify the transferring Shareholder in respect of them.

26.5.2 Any assumption of the obligations of a transferring Shareholder by the continuing Shareholder is without prejudice to the right of the continuing Shareholder and/or the Company to claim from the transferring Shareholder in respect of liabilities arising prior to the completion date of the transfer of Shares.

26.6     Assumption of obligations

                The parties shall procure that no person other than an existing Shareholder acquires any Shares unless it enters into a Deed of Adherence in a form reasonably acceptable to the other Shareholder agreeing to be bound by this Deed as a Shareholder and any other agreements in connection with the Business as a Shareholder.

26.7     Removal of appointees

26.7.1 If a Shareholder ceases to be a Shareholder it shall immediately upon transfer of its Shares procure the resignation of all its appointees to the Board, as Director, Chairman CEO or CFO as appropriate and to the board of directors of each Group Company. If the continuing Shareholders request, it shall do all such things and sign all such documents as may otherwise be necessary to procure the resignation or dismissal of such persons from such appointments in a timely manner.

26.7.2 Those resignations shall take effect without any liabilities on the Company for compensation for loss of office or otherwise except to the extent that the liability arises in relation to a service contract with a Director who was acting in an executive capacity.

26.8     Power of Attorney

26.8.1 Each of the Shareholders irrevocably appoints the other Shareholder by way of security for the performance of their respective obligations under Clauses19, (Transfer of Shares), 20(Deadlock), 21 (Put and Call Options) and 24 (Default), its attorney to execute any necessary document required to be executed by it under the provisions of Clauses 19, 20, 21 and 24 including any transfer of shares or other documents which may be necessary:

(i) to transfer title to the Shares required by 19, 20, 21 and 24; and

(ii) give any notice to be given under Clauses 19, 20, 21 and 24.

26.8.2 The purchase monies shall, to the extent that they are not delivered to the selling party on or before the appropriate completion date, bear interest against the purchasing party at the rate of 3 per cent. over the base lending rate from time to time of Barclays Bank plc calculated on a daily basis from such date until the selling party is reimbursed by the other party.

26.9     Change of Name

                If a Shareholder ceases to be a Shareholder and the corporate name of the Company or any Group Company contains any word the same or similar to the corporate name or any distinctive part of the corporate name of that Shareholder, the remaining parties shall procure the corporate name of the Company or any Group Company shall be changed to exclude that word within 30 days of the Shareholder ceasing to be a Shareholder.

27       Enforcement of rights

27.1     Rights of the Company

                If at any time the Company (1) wishes to enforce or exercise any right under or (2) has any claim against or is the subject of a claim by any Shareholder or any member of a Shareholder's group in respect of:

27.1.1                   this Deed;

27.1.2 any other agreement or deed to which that Shareholder or a member of that Shareholder's group is also a party; or

27.1.3                   any  obligation  owed to the  Company or another  Group
                         Company  by  any   Shareholder  or  a  member  of  that
                         Shareholder's group,

                that matter shall be dealt with on behalf of the Company by a committee of the Directors appointed by the other Shareholder not involved in the claim. The provisions of this Clause do not prejudice to the right of any party to dispute any claim to which it relates.

27.2     Authority of committee

                The committee of Directors appointed under this Clause has full authority to exercise rights on behalf of the Company.

27.3     Rights of Shareholders

27.3.1 The Shareholder involved in the claim shall be entitled to attend and speak at any general meeting of the Company in relation to such claim but shall not vote at such meeting.

27.3.2 The Directors appointed by the Shareholder involved in the claim shall be entitled to attend and speak at any Board meeting or any Board committee meeting in relation to such claim but shall not vote at such meeting.

27.3.3 No general meeting of the Company or Board meeting at which a resolution in relation to such a claim proposed shall be inquorate by virtue of the absence of the Shareholder involved in the claim or of the Director(s) appointed by it.

28       Competition with the Business

28.1     Restrictions

28.1.1 Unless it has obtained the prior written consent of the other Shareholder, a Shareholder must not, and shall procure, that all Associated Companies of the Shareholder shall not, either alone or jointly, with, through or on behalf of any person, directly or indirectly:

(i) carry on or be engaged, concerned, involved or in any way interested in any activities in any country where the Company is carrying on business (but excluding any countries where Ample or Telink is the only Group company carrying on business there or where the business conducted does not involve the ownership of telecommunication assets in that jurisdiction) which are in competition with the Business otherwise than in connection with a Non-approved Acquisition in accordance with Clause 18; or

(ii) solicit or contact with a view to the engagement or employment by any person, any key employee, officer or manager of the Company including for the avoidance of doubt any member of Senior Management within the previous two-year period, except for an employee who has been seconded to the Company. The placing of an advertisement of a post available to a member of the public generally and the recruitment of a person through an employment agency shall not constitute a breach of this clause.

28.1.2 Where the ultimate holding company of a Shareholder has its shares or other securities traded on any regulated investment exchange (including without limitation, the London Stock Exchange Limited) or an automated quotations system ("Target Shares") and where such ultimate holding company undergoes a change of control in circumstances where some or all of the business of any acquirer of the Target Shares competes with that of the Business, then:

(i) the acquirer of the Target Shares may continue to operate any business which is at that time competing with the Business and to develop any such business which is not a De Minimis Business in each case, in any country, and without breaching the provisions of Clause 28.1.1(i) of this Deed; provided

(ii) if the acquirer of Target Shares wishes to commence operating a business in competition with the Business (provided that such Business is not De Minimis Business) such new business of the acquirer must be commenced in accordance with the provisions of this Deed.

28.2     Duration

                The covenants set out in this Clause shall continue to apply to a Shareholder for so long as it continues to be a Shareholder and for a period of two years from the date on which that Shareholder ceases to be a Shareholder.

28.3     Business outside the Territory

28.3.1 The Shareholders agree to consider other opportunities within the scope of the Business in countries outside of the Territory save for the United States and Canada (the "Excluded Territories") without obligation on either party;

28.3.2 Where the Shareholders fail to reach agreement on an opportunity within the scope of the Business in a country outside of the Territory either Shareholder may pursue such opportunity alone or with others provided it is not within the Excluded Territories or is a country in which a Non-Approved Acquisition has taken place.

28.3.3 For the avoidance of doubt, the Company and TadCo respectively, shall not, and shall procure that their respective Associated Companies do not, seek to pursue any opportunities in the Excluded Territories, but there shall be no such restriction in relation to SpectraSite.

28.4     Exclusions

28.4.1 Nothing contained in this Clause precludes or restricts any Shareholder or any of its Associated Companies:

(i) acquiring any business or company, as an integral part of a larger transaction or acquisition of a business, company or group of companies, not predominantly engaged in a competing business;

(ii) carrying on any activity carried on by it at the Completion Date;

(iii) using any Potential Properties which are not able to be delivered to the Company in accordance with the Site Transfer Agreement or which are rejected by the Company, for any purpose provided that if the circumstances relating to any Potential Property have changed since the time when it was previously considered for delivery to the Company, or the time when it was returned by the Company to TadCo, and the Company has been notified of the change in circumstances and TadCo has offered the site to the Company which offer has not been taken up; or

(iv) carrying on a telecommunications business of any description outside of the scope of the Business, including for the avoidance of doubt, a business offering PMR services or a fixed line telecommunications business and installing antennae on any structure provided it is an incidental part of any fixed telecommunications business.

28.4.2 To the extent that any fixed or wireless telecommunication business forming part of the business of any Shareholder or any Associated
                         Company of any  Shareholder has  a   requirement   for
                         the   deployment   of  antennae   structures   or
                         build-to-suit the Shareholders agree that subject to relevant competition and public procurement laws and regulations, the Company shall be given an opportunity to carry out such works in priority to any other person provided it is willing to do so on terms which are at least as favourable as those which the Company is able to obtain generally in the market.

28.5     Invalidity

28.5.1 Each of these restrictions is an entirely separate and independent restriction on each Shareholder and the validity of one restriction shall not be affected by the validity or unenforceability of another.

28.5.2 Each Shareholder considers the restrictions in this Clause to be reasonable and necessary for the protection of the interests of the Company. If any such restriction shall be held to be void but would be valid if deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

29       Public announcements

29.1     Shareholder approval

                A Shareholder or any Associated Company shall not make any public announcement or issue any circular relating to the Company or this Deed without the prior written approval of the other Shareholder (such consent not to be unreasonably withheld). This does not affect any announcement or circular reasonably believed to be required by law or any regulatory body or the rules of any recognised stock exchange or any automated quotation system.

29.2 Clause 29.1 shall not prevent the Company providing factual information (but not projections or forecasts) to any analysts or brokers nor prevent the Shareholders providing information about the Company (provided by the Company for that purpose) and that it projects a co-ordinated message about the Company.
29.3            Oral statements
                Any oral statements made or replies to questions given by either Shareholder relating to the Company shall be consistent with any such public announcements or circulars.

30              Information, insurance, records, licences

30.1            Rights to information
                A Shareholder may at all reasonable times and at its own expense:

30.1.1 discuss the affairs, finances and accounts of the Company and the Group with its officers and principal executives; and

30.1.2                   inspect  and  make   copies  of  all  books,   records,
                         accounts,   documents  and  vouchers  relating  to  the
                         Business and the affairs of the Company and the Group.

30.2            Insurance, records and licences

                The Shareholders undertake that they shall use their reasonable endeavours to procure that:

30.2.1 the Company maintains with a well established and reputable insurer prudent insurance in accordance with current industry practice from time to time against all risks usually insured against by companies carrying on the same or similar business to the Business and which is prudent as agreed by the Shareholders;

30.2.2                   the Group keeps  proper books of account and makes true
                         and   complete   entries  of  all  its   dealings   and
                         transactions of and in relation to the Business; and

30.2.3 the Group shall use its best endeavours to obtain and maintain in full force and effect all approvals, consents or licences necessary for the conduct of the Business.

31       Intellectual property rights

31.1 Any intellectual property rights including, without limitation, patents, trade marks, service marks, registered designs, copyright, rights in designs, inventions, confidential information which are developed by the Company and which are not Improvements to the Know-how shall belong to the Company.
31.2 In respect of any Improvement to the Know-how which is undertaken by or on behalf of the Company, the Company undertakes to assign for nil or nominal consideration such intellectual property rights to SpectraSite or as it may direct in consideration for the grant to the Company by SpectraSite or the owner of the intellectual property rights in the Know-how of a perpetual, non-exclusive royalty free licence and the Company shall be at liberty to exploit these as it sees fit.

32       Tax Matters

32.1     Consortium tax relief

                Each Shareholder which is a member of the consortium which owns the Company for the purpose of Section 413(6) of ICTA shall be entitled to require the Company to surrender to it (or any of its Associated Companies) and shall (to the extent that it or any such Associated Company is permitted by applicable tax legislation to do so) use all reasonable commercial endeavours to accept the surrender to it (or procure that any such Associated Company uses all reasonable commercial endeavours to accept the surrender to it) of a proportionate share of any consortium relief which may be available to it and which arises from the trading activities of the Company, for consideration (payable on 1October following the accounting period ending 31December to which the losses relate), in the case of each recipient, equal to the amount of the losses and/or other amounts surrendered to it by way of consortium relief multiplied by the rate of corporation tax on income profits for the account period of the company to which the losses or other amounts relate. No Shareholder shall knowingly enter into arrangements (for the purposes of Section 410 of ICTA but excluding any such arrangements as exist by virtue only of the execution of this Deed or the adoption of the Articles) which shall affect the right of any Shareholder to obtain consortium relief at any time when the Company has losses or other amounts available for surrender by way of consortium relief, provided that subject to the Articles, this shall not prevent any Shareholder from transferring Shares in accordance with the provisions relating thereto set out in this Deed and the Articles. In the event that payments are made for consortium relief which is subsequently found not to be available or not required, the Company shall repay the amount overpaid within 14 Business Days of the issue of a written claim by the payer.

32.2     Capital Allowances

                The Company acknowledges that it will not be entitled to any capital allowances in relation to Apparatus installed on the Properties and the Company will not seek to claim any such capital allowances.

32.3     U.S. Tax clearance

                Should SpectraSite wish to make an affirmative entity classification election solely for U.S. tax purposes for the Company and such election requires the consent of TadCo, TadCo agrees that such consent will be given.

33       Duration and termination

33.1     Duration

                Subject to the other provisions of this Deed, this Deed shall continue in full force and effect without limit in point of time until the earlier of:

33.1.1   the Shareholders agree in writing to terminate this Deed;

33.1.2 the Shares are listed on a recognised Stock Exchange or traded on an automated quotation system; and

33.1.3 either SpectraSite or TadCo ceases to hold Shares in the Company save as a result of any transfer to an Associated Company; or

33.1.4 in the event that a liquidator, receiver or receiver and manager, administrator or administrative receiver is appointed in respect of the whole or any material part of the assets and/or undertaking of the Company or the Company enters into an arrangement or composition with its creditors.

33.2     Termination

33.2.1   Termination of this Deed shall:

(i) not affect any of the provisions of this Deed which are expressed to continue in force after termination;

(ii)                              be  without  prejudice  to  any  liability  or
                                  obligation in respect of any matters, undertakings or conditions which shall not have been observed or performed by the relevant Shareholder prior to such termination;

(iii)                             not  affect  any  wireless   telecommunication
                                  assets installed at any of the Sites at the date of Termination;

(iv) be without prejudice to the Company's right to a Know-how licence under Clause 31; and

(v)                               will   not   affect   the   validity    and/or
                                  continuance on and subject to its terms of the Site Transfer Agreement.

34       Confidentiality

34.1     Confidential Information

                The parties shall keep confidential and use all reasonable endeavours to ensure that their respective Associated Companies and their respective officers, employees, agents and professional and other advisers keep confidential any information (the "Confidential Information"):

34.1.1 relating to the customers, Business, assets or affairs of the Company which they may have or acquire through ownership of an interest in the Company;

34.1.2 relating to the customers, business, assets or affairs of the other parties or any member of their group which they may have or acquire through being a Shareholder or making appointments to the Board or through the exercise of its rights or performance of its obligations under this Deed; or

34.1.3 which relates to the contents of the any agreement or arrangement entered into pursuant to that Agreement).

34.2     Restrictions

34.2.1                   No  party  may use for its  own  business  purposes  or
                         disclose   to  any   third   party   any   Confidential
                         Information without the consent of the other parties.

34.2.2   This Clause does not apply to:

(i) information which is or becomes publicly available (otherwise than as a result of a breach of this Clause); or

(ii) information which is independently developed by the relevant party or acquired from a third party, to the extent that it is acquired with the right to disclose it;

(iii) information which was lawfully in the possession of the relevant party free of any restriction on disclosure as can be shown by that party's written records or other reasonable evidence;

(iv) following disclosure under this Clause, becomes available to the relevant party (as can be demonstrated by that party's written records or other reasonable evidence) from a source other than another party which is not bound by any obligation of confidentiality in relation to such information;

(v) the disclosure by a party of Confidential Information to its directors or employees or to those of its Associated Companies who need to know that confidential information in its reasonable opinion for purposes relating to this Deed but those directors and employees shall not use that Confidential Information for any other purpose;

(vi) the disclosure of information to the extent required to be disclosed by law or any court of competent jurisdiction, any governmental official or regulatory authority (including the London Stock Exchange and the Panel on Takeovers and Mergers) or any binding judgment, order or requirement of any other competent authority;

(vii) the disclosure of information to any tax authority to the extent reasonably required for the purposes of the tax affairs of the party concerned or any member of its group;

(viii) the disclosure to a party's professional advisers of information reasonably required to be disclosed for purposes relating to this Deed or the Business;

(ix)                              any   announcement,   or  circular   made,  or
                                  information provided in accordance with the terms of Clause 29.

34.2.3 Each party shall inform any officer, employee or agent or any professional or other adviser advising it in relation to matters relating to this Deed, or to whom it provides Confidential Information, that such information is confidential and shall instruct them:

(i)      to keep it confidential; and

(ii) not to disclose it to any third party (other than those persons to whom it has already been or may be disclosed in accordance with the terms of this Clause).

34.3     Damages not an adequate remedy

                Without prejudice to any other rights or remedies which a party may have, the parties acknowledge and agree that damages would not be an adequate remedy for any breach of this Clause 34 and the remedies of injunction, specific performance and other equitable relief may not be appropriate for any threatened or actual breach of any such provision and no proof of special damages shall be necessary for the enforcement of the rights under this Clause 34.

34.4     Survival

34.4.1 The disclosing party shall remain responsible for any breach of this Clause by the person to whom that Confidential Information is disclosed.

34.4.2 The provisions of this Clause 34.4 shall survive the termination of this Deed for whatever cause for a period of 2 years.

35       Arbitration

35.1 Subject to Clause 20 (Deadlock), and except as otherwise provided in this Deed, in the case of any dispute arising between the parties out of or in connection with this Deed, the parties shall first attempt to settle the dispute between themselves within 20 Business Days of any party submitting a notice of dispute to the other parties. If such dispute cannot be resolved among themselves within such time period the parties shall resort to the arbitration procedure set out in this Clause 35.
35.2 The arbitration shall be held in London by a single arbitrator jointly nominated by the parties within 20 Business Days of the parties failing to settle the dispute in accordance with Clause
                35.1 above.

35.3 Should the parties fail to agree on the appointment of an arbitrator within the period specified in Clause 35.2, the arbitrator shall be appointed at the request of either party by the President of the London Chamber of Commerce.

35.4 The arbitration shall be conducted under the rules of the LCIA save that, unless the parties agree or the arbitrator rules otherwise:

35.4.1 the claimant shall serve his written claim document within 14 days of the arbitrator's appointment. The defence shall be served 14 days after that and the reply 14 days thereafter. Each party shall attach any documents relied upon;

35.4.2 no statement of case, witness statement, expert report or submission shall exceed 10 pages plus attachments;

35.4.3 factual witnesses shall give evidence in chief by witness statement. Cross-examination of any factual or expert witness shall not exceed half a day;
35.4.4                   there shall be no general disclosure of documents;

35.4.5                   there  shall  be  no  oral   submissions,   though  the
                         arbitrator may ask questions of the parties orally or in writing;

35.4.6 the arbitrator shall make his award, with reasons, within four months of his appointment.

                PROVIDED THAT if:

(i) at the time the claimant commences an arbitration under this sub-clause an expert determination has been, or is about to be, commenced under Clause 20 (Deadlock) , and

(ii) all or some of the claims in the arbitration are so linked to the issues in the expert determination as to render it expedient that the same person should decide both, and

(iii) the expert appointed under Clause 20 (Deadlock) consents,

                the said expert shall also be appointed as arbitrator under this Clause. In that event the parties shall assist in co-ordinating the procedures in the expert determination and the arbitration. If the parties cannot agree whether the conditions listed at (i) to (iii) above are satisfied, the LCIA shall decide and its decision shall be final.

36       Notices

36.1 Any notice, claim or demand in connection with this Deed or with any arbitration under this Deed (each a "Notice") shall be marked "IMPORTANT LEGAL NOTICE" and sufficiently given or served if delivered or sent: In the case of SpectraSite to:

               Address:                    100 Regency Forest
                                           Suite 400
                                           Cary,
                                           North Carolina 27511
                                           United States of America

               Fax:                        001 919 468 8522
               Attention:                  General Counsel


                In the case of TadCo to:

              Address:                     100 Thames Valley Park Drive
                                           Reading
                                           Berkshire
                                           RG6 1PT
                                           United Kingdom

              Fax:                         0118 929 2670
              Attention:                   The Company Secretary


                In the case of the Company to:

              Address:                     98 Lind Road
                                           Sutton
                                           Surrey SM1 4PL
                                           United Kingdom

              Fax:                         01707 266 677
              Attention:                   The Company Secretary

                or (in each case) to such other address or fax number in the United Kingdom as the relevant party may have notified to the others in accordance with this Clause.

36.2     Form
                Any Notice shall be in writing in English and may be sent by courier, fax or prepaid post (first class in the case of service in the United Kingdom and airmail in the case of international service). Any Notice shall be deemed to have been received on the next working day in the place to which it is sent, if sent by courier or fax, or three days from the date of the postmark, if sent by post.

37       Whole agreement and remedies

37.1     Whole agreement

                This Deed and the documents referred to in Schedule 1 contains the whole agreement between the parties relating to the subject matter of this Deed at the date hereof to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Deed. In this Clause "this Deed" includes all documents entered into pursuant to this Deed.

37.2     No inducement

                Each of the Shareholders acknowledges that it has not been induced to enter into this Deed by any representation, warranty or undertaking not expressly incorporated into it.

37.3     Remedies

                So far as permitted by law and except in the case of fraud, each party agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this Deed shall be for breach of the terms of this Deed to the exclusion of all other rights and remedies (including those in tort or arising under statute).

37.4     Legal advice

                Each party to this Deed confirms it has received independent legal advice relating to all the matters provided for in this Deed, including the provisions of this Clause, and agrees, having considered the terms of this Clause and the Agreement as a whole, that the provisions of this Deed are fair and reasonable.

38       General

38.1 Exclusion of Contracts (Rights of Third Parties) Act 1999 A person who is not a party to this Deed has no right under the Contracts (Rights to Third Parties) Act 1999 to enforce any term of this Deed.

38.2     Survival of rights, duties and obligations

                Termination of this Deed for any cause shall not release a party from any liability which at the time of termination has already accrued to another party or which thereafter may accrue in respect of any act or omission prior to such termination.

38.3     Conflict with the Articles

                In the event of any ambiguity or discrepancy between the provisions of this Deed and the Articles, it is intended that the provisions of this Deed shall prevail and accordingly the Shareholders shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Deed and shall further if necessary procure any required amendment to the Articles.

38.4     No partnership

                Nothing in this Deed shall be deemed to constitute a partnership between the parties nor constitute any party the agent of any other party for any purpose.

38.5     Release etc.

                Any liability to any party under this Deed may in whole or in part be released, compounded or compromised or time or indulgence given by that party in its absolute discretion as regards any party under such liability without in any way prejudicing or affecting its rights against any other party under the same or a like liability, whether joint and several or otherwise.

38.6     Waiver

                No failure of any party to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Deed (each a "Right") shall operate as a waiver of that Right, nor shall any single or partial exercise of any Right preclude any other or further exercise of that Right or the exercise of any other Right. The Rights provided in this Deed are cumulative and not exclusive of any other Rights (whether provided by law or otherwise). Any express waiver of any breach of this Deed shall not be deemed to be a waiver of any subsequent breach.

38.7     Severance

                If any provision in this Deed shall be held to be illegal, invalid or unenforceable, in whole or in part under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Deed but the legality, validity and enforceability of the remainder of this Deed shall not be affected.

38.8     Variation

                No variation of this Deed shall be effective unless in writing and signed by or on behalf of each of the parties.

38.9     Assignment

                The parties shall not assign or transfer all or any of their rights or obligations under this Deed nor any benefit arising under or out of this Deed without the prior written consent of the other parties (such consent not to be unreasonably withheld or delayed).

38.10    Further assurance

                At any time after the date of this Deed the parties shall, and shall use all reasonable endeavours to procure that any necessary third party shall, at the cost of the relevant party execute such documents and do such acts and things as that party may reasonably require for the purpose of giving to that party the full benefit of all the provisions of this Deed.

38.11    Invalidity

                If any provision in this Deed shall be held to be illegal, invalid or unenforceable, in whole or in part, under the law of any jurisdiction, the legality, validity or enforceability of such provision or part under the law of any other jurisdiction and the legality, validity and enforceability of the remainder of this Deed shall not be affected.

38.12    Counterparts

                This Deed may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Deed by signing any such counterpart.

38.13    Costs

                Each party shall bear all costs incurred by it in connection with the preparation, negotiation and entry into this Deed, except that the Shareholders shall be jointly and severally responsible for such costs reasonably incurred by the Company, including any irrecoverable VAT thereon and each party shall on demand reimburse to the Company the amount of such costs.



39       Governing law and submission to jurisdiction

39.1     Governing law

                This Deed shall be governed by and construed in accordance with English law.

39.2     Jurisdiction

                Subject only to Clause 35 (Arbitration) the parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Deed.

39.3     Appointment of Process Agent

39.3.1 SpectraSite hereby irrevocably appoints SpectraSite Communications Limited of West Park House, 23 Cumberland Place, Southampton, Hampshire SO15 2BB (fax:
                         01703 481 620, F.A.O. Company Secretary) as its agent to accept service of process in England in any legal action or proceedings arising out of this Deed, service upon whom shall be deemed completed whether or not forwarded to or received by SpectraSite provided that a copy of any such communication is despatched to SpectraSite in accordance with Clause 36.1 at the same time.

39.3.2 If such process agent ceases to be able to act as such or to have an address in England, SpectraSite irrevocably agrees to appoint a new process agent in England acceptable to the other parties and to deliver to the other parties within 14 days a copy of a written acceptance of appointment by the new process agent.

In witness whereof this document has been executed as a Deed the day and year first before written.


Signed as a Deed by SpectraSite International, Inc.
acting by:
Director
                                                             Alex Gellman

Director/Secretary                                           Christopher Jackman




Signed as a Deed by Transco Telecommunications
Asset Development Company Limited
acting by:

Director
                                                             Philip Nolan

Director/Secretary                                           Steve Copley


Signed as a Deed by EVER 1267 Limited acting by:

Director
                                                             Alex Gellman

Director/Secretary                                           Christopher Jackman